[GRAPHIC]

G&L Realty Corp.
--------------------------------------------------------------------------------

PRESENTATION TO THE SPECIAL COMMITTEE
OF THE BOARD OF DIRECTORS

February 2, 2001

HOULIHAN LOKEY HOWARD & ZUKIN
Investment Banking Services
1930 Century Park West
Los Angeles, California 90067
(310) 553-8871 o http://www.hlhz.com
Los Angeles o New York o Chicago o San Francisco
Washington, D.C. o Minneapolis o Dallas o Atlanta o Toronto o Hong Kong

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                                                                G&L Realty Corp.
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Table of Contents

--------------------------------------------------------------------------------

                                                                         Section
                                                                         -------

Engagement Overview .................................................       A

Due Diligence Summary ...............................................       B

Conclusions .........................................................       C

Current Situation ...................................................       D
        Common Stock Performance
        Summary of Analyst Reports
        Preferred Stock Performance
        Debt Summary

Access to Capital ...................................................       E

Valuation Analysis ..................................................       F

Exhibits ............................................................       G


========================================== Houlihan Lokey Howard & Zukin ====  i

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                                                             Engagement Overview
--------------------------------------------------------------------------------

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Engagement Overview

--------------------------------------------------------------------------------

Engagement Overview

o Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey" hereinafter) has been retained by the Special Committee of the Board of Directors (defined below) of G&L Realty Corp. ("G&L" or the "Company" hereinafter) to assist the Special Committee in evaluating certain matters relating to the Company.

Background

o The Company has received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President of the Company, respectively, to acquire all the outstanding shares of common stock (the "Common Stock") of the Company not held by them for a cash price of $11.25 per share.

o The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. Further, we understand that the Company's Series A and Series B Preferred Stock would remain outstanding following consummation of the proposed transaction.

o The above-mentioned transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

o Messrs. Gottlieb and Lebowitz together now directly own approximately 29 percent of the Common Stock, and upon conversion of their operating partnership units to Common Stock their holdings would constitute approximately 43 percent of the Company's outstanding Common Stock. The Board of Directors of the Company has appointed a special committee (the "Special Committee") to consider certain matters relating to the Transaction.


========================================== Houlihan Lokey Howard & Zukin ====  1

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                                                                G&L Realty Corp.
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Engagement Overview

--------------------------------------------------------------------------------

The Role of Houlihan Lokey

o     The Special Committee has requested that Houlihan Lokey:

      - assist the Special Committee by preparing a valuation of the Company and its assets;

      - assist the Special Committee in understanding and comparing the strategic alternatives available to the Company, including the proposed Transaction;

      - assist the Special Committee in determining whether the Company's pursuit at this time of a Transaction is in the best interests of the Company and its public stockholders;

      - assist the Special Committee in evaluating the adequacy of a Transaction;

      - assist the Special Committee in evaluating the likely impact on the Company and its public securities if the Company elects to not consummate a Transaction;

      - assist the Special Committee in negotiating the financial aspects, and in facilitating the consummation of a Transaction; and

      - potentially render an opinion as to the fairness, from a financial point of view, to the stockholders of the Company of the consideration to be received by them in connection with any proposed Transaction.


========================================== Houlihan Lokey Howard & Zukin ====  2

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                                                           Due Diligence Summary
--------------------------------------------------------------------------------

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Due Diligence Summary

--------------------------------------------------------------------------------

Due Diligence Summary

In connection with this analysis, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

o met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

o reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended 1999 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2000, and Company-prepared interim financial statements for the period ended December 31, 2000, which the Company's management has identified as being the most current financial statements available;

o forecasts and projections prepared by the Company's management with respect to the Company and each of its individual properties for the years ended December 31, 2001 through 2005;

o reviewed the historical market prices and trading volume for the Company's publicly traded securities;

o reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;

o     reviewed copies of the following documents and agreements:

      - Most recent draft letter to the Board of Directors from Messrs. Gottlieb and Lebowitz regarding the current tender offer of $11.25 as of March 23, 2001;

      - Most recent draft term sheet between the Company and GMAC Commercial Mortgage Corporation regarding the proposed financing dated as of March 20, 2001;

      - Appraisals for the medical office properties and selected senior care properties dated between January 2000 and 2001;


========================================== Houlihan Lokey Howard & Zukin ====  4

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Due Diligence Summary

--------------------------------------------------------------------------------

      - A letter from the Law Offices of Browne & Woods LLP on behalf of Jerry Magnin dated as of January 16, 2001;

      - Company-prepared net asset value calculations as of November 30, 2000 and December 31, 1999;

      -     Company's organization chart and marketing materials;

      -     A schedule of projected capital expenditures by asset;

      - A schedule of current stock ownership including common stock, preferred stock, OP units and stock options;

      -     Series A Cumulative Preferred Stock Prospectus dated as of May 8,
            1997;

      - Series B Cumulative Preferred Stock Prospectus dated as of November 12, 1997;

      - Agreement of Limited Partnership of G&L Realty Partnership, L.P. dated as of November 15, 1993;

o     reviewed certain other documents related to the Company; and

o conducted such other studies, analyses and inquiries as we have deemed appropriate.


========================================== Houlihan Lokey Howard & Zukin ====  5

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Due Diligence Summary

--------------------------------------------------------------------------------

Limiting Factors

We have relied upon and assumed, without independent verification, that the financial information, forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.


========================================== Houlihan Lokey Howard & Zukin ====  6

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                                                                     Conclusions
--------------------------------------------------------------------------------

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Conclusions

--------------------------------------------------------------------------------

Houlihan Lokey Conclusions

                           NAV Range Conclusions (A)
                                 ($ in Millions)

                                   [GRAPHIC]

Build-up Method:    Direct Cap        Consolidated      FFO Approach     Yield Approach    HLHZ Concluded
Theoretical Net      Approach         DCF Approach                                               Range
  Asset Value
$254.6 - $269.6   $233.4 - $260.4    $251.4 - $288.4   $249.2 - $255.5   $245.9 - $280.8    $250.0 - $270

$265.1 (B)

(A)   Conclusions include brokerage commissions.

(B) Represents the implied NAV range based on the current tender offer price proposed by Messrs. Gottlieb and Lebowitz.


========================================== Houlihan Lokey Howard & Zukin ====  8

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Conclusions

--------------------------------------------------------------------------------

Houlihan Lokey Conclusions

                           Per Share Conclusions (A)

                                   [GRAPHIC]

Build-up Method:      Direct Cap         Consolidated     FFO Approach     Yield Approach   HLHZ Concluded     Current Market
Theoretical Net        Approach          DCF Approach                                            Range         Value of Equity
  Asset Value
 $7.76 - $13.27    Speculative Value    $4.20 - $16.19    $4.58 - $6.70    $3.48 - $15.13    $6.00 - $13.00         $9.56

$11.25 (B)

(A)   Per share conclusions include brokerage commissions.

(B) Represents the current tender offer price proposed by Messrs. Gottlieb and Lebowitz.


========================================== Houlihan Lokey Howard & Zukin ====  9

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Conclusions

--------------------------------------------------------------------------------

Conclusions

o Houlihan Lokey's Net Asset Value(1) conclusion per share/unit is approximately $18.22 compared to management's estimate of $24.58.

      - the variance is a result of the valuations of the senior care portfolio.

o G&L has offered $11.25 per share/unit, Houlihan Lokey's conclusions range from a low of $6.00 to $13.00 per share/unit.

o     The outlook for the public equity market for REITs is uncertain.

      - the sector is out of favor with investors and current valuations do not support new equity offerings.

      - market conditions for Healthcare REITs are poor, with few sources of capital and general concern regarding quality of the underlying assets.

o Messrs. Gottlieb and Lebowitz's ownership position could block a potential transaction by a third party

o Asset value does not support a refinance of the Series A and Series B preferred stock at better rates and terms.

o Public securities generally decrease in value once an announced transaction has been terminated.

----------
(1)   Net of debt and assuming no transaction costs.


========================================== Houlihan Lokey Howard & Zukin ===  10

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                                                               Current Situation
--------------------------------------------------------------------------------

                                                        Common Stock Performance
--------------------------------------------------------------------------------

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Stock Price and Volume

================================================================================
                             G&L REALTY CORPORATION
                 HISTORICAL CLOSING PRICE AND TRADING VOLUME(1)
================================================================================

                                   [GRAPHIC]

              Date         Closing Price            Volume Traded
         31-Dec-99                8.8125                     2900
          3-Jan-00                 8.625                    19900
          4-Jan-00                  8.75                     1000
          5-Jan-00                  8.75                     1100
          6-Jan-00                 8.875                     3200
          7-Jan-00                8.8125                     7500
         10-Jan-00                  8.75                     2800
         11-Jan-00                     9                    14600
         12-Jan-00                  9.25                    12100
         13-Jan-00                     9                     2000
         14-Jan-00                9.3125                     8900
         18-Jan-00                9.3125                     3300
         19-Jan-00                 9.375                     3200
         20-Jan-00                  9.25                     6100
         21-Jan-00                  9.25                      400
         24-Jan-00                 9.125                     1200
         25-Jan-00                 9.125                     1200
         26-Jan-00                9.0625                     3000
         27-Jan-00                 9.125                     1700
         28-Jan-00                     9                     2300
         31-Jan-00                 9.375                    21200
          1-Feb-00                 9.125                     2000
          2-Feb-00                9.0625                     1000
          3-Feb-00                     9                     1000
          4-Feb-00                     9                     1200
          7-Feb-00                 9.375                     9300
          8-Feb-00                9.0625                     2700
          9-Feb-00                  9.25                     8600
         10-Feb-00                 9.375                    18700
         11-Feb-00                   9.5                     7700
         14-Feb-00                  9.25                     1200
         15-Feb-00                  9.25                      600
         16-Feb-00                 9.125                     4900
         17-Feb-00                9.0625                     2700
         18-Feb-00                9.0625                      900
         22-Feb-00                     9                    11000
         23-Feb-00                     9                    26000
         24-Feb-00                     9                      100
         25-Feb-00                 8.875                     1300
         28-Feb-00                 8.875                     5000
         29-Feb-00                 8.875                      700
          1-Mar-00                8.8125                     4900
          2-Mar-00                8.8125                     1100
          3-Mar-00                9.5625                    44800
          6-Mar-00                  9.25                    11300
          7-Mar-00                     9                    10400
          8-Mar-00                 8.875                    27200
          9-Mar-00                   9.5                    30300
         10-Mar-00                 9.375                     1600
         13-Mar-00                9.1875                     1500
         14-Mar-00                 9.125                     2500
         15-Mar-00                 8.625                    12500
         16-Mar-00                 8.625                    22500
         17-Mar-00                 8.625                        0
         20-Mar-00                 8.625                     2100
         21-Mar-00                8.6875                     7000
         22-Mar-00                 8.875                     4700
         23-Mar-00                 8.875                     1000
         24-Mar-00                 8.875                     3600
         27-Mar-00                8.9375                     7300
         28-Mar-00                8.9375                    11100
         29-Mar-00                8.9375                     4600
         30-Mar-00                  8.75                    10900
         31-Mar-00                  9.25                    69400
          3-Apr-00                     9                     7300
          4-Apr-00                     9                      100
          5-Apr-00                8.6875                     2600
          6-Apr-00                8.5625                      500
          7-Apr-00                8.5625                     3100
         10-Apr-00                 8.625                     1400
         11-Apr-00                  8.75                      700
         12-Apr-00                8.6875                      500
         13-Apr-00                 8.875                     4500
         14-Apr-00                  8.75                     1300
         17-Apr-00                 8.625                     2700
         18-Apr-00                 8.625                     1000
         19-Apr-00                 8.625                      500
         20-Apr-00                 8.625                      200
         24-Apr-00                 8.625                      800
         25-Apr-00                 8.625                      100
         26-Apr-00                   8.5                      500
         27-Apr-00                8.4375                    11500
         28-Apr-00                   8.5                     6000
          1-May-00                8.4375                      900
          2-May-00                8.4375                        0
          3-May-00                8.4375                     1200
          4-May-00                8.4375                      200
          5-May-00                8.4375                     3000
          8-May-00                8.4375                      200
          9-May-00                  8.25                    15300
         10-May-00                8.1875                      300
         11-May-00                8.3125                        0
         12-May-00                8.1875                      100
         15-May-00                 8.375                     3200
         16-May-00                   8.5                     4000
         17-May-00                 8.375                     3000
         18-May-00                  8.25                      500
         19-May-00                  8.25                      500
         22-May-00                  8.25                     5300
         23-May-00                8.1875                        0
         24-May-00                8.0625                     7900
         25-May-00                8.3125                     5400
         26-May-00                8.3125                        0
         30-May-00                  8.25                        0
         31-May-00                8.0625                     5300
          1-Jun-00                 7.875                     7700
          2-Jun-00                7.9375                        0
          5-Jun-00                 7.875                     3300
          6-Jun-00                 7.875                      600
          7-Jun-00                 7.875                      200
          8-Jun-00                 7.875                     1300
          9-Jun-00                 7.875                      200
         12-Jun-00                 7.875                      600
         13-Jun-00                 7.875                     3400
         14-Jun-00                 7.875                      700
         15-Jun-00                 7.875                      300
         16-Jun-00                7.8125                      300
         19-Jun-00                 7.875                     1100
         20-Jun-00                  7.75                     3800
         21-Jun-00                 7.875                        0
         22-Jun-00                 7.875                        0
         23-Jun-00                 7.875                        0
         26-Jun-00                  7.75                      100
         27-Jun-00                  7.75                     4700
         28-Jun-00                  7.75                        0
         29-Jun-00                7.5625                     6000
         30-Jun-00                  7.25                     5000
          3-Jul-00                7.3125                        0
          5-Jul-00                  7.25                        0
          6-Jul-00                 6.625                     4600
          7-Jul-00                     7                     5200
         10-Jul-00                  7.25                     8000
         11-Jul-00                7.1875                     2700
         12-Jul-00                  7.25                     1300
         13-Jul-00                 7.375                     2000
         14-Jul-00                7.3125                     3700
         17-Jul-00                 7.375                     2200
         18-Jul-00                   7.5                     5100
         19-Jul-00                   7.5                     2500
         20-Jul-00                   7.5                     1200
         21-Jul-00                   7.5                     6600
         24-Jul-00                7.4375                      400
         25-Jul-00                7.4375                     1100
         26-Jul-00                 7.375                     1100
         27-Jul-00                 7.375                     2200
         28-Jul-00                7.4375                      100
         31-Jul-00                7.4375                     9400
          1-Aug-00                7.4688                        0
          2-Aug-00                   7.5                     1100
          3-Aug-00                7.4375                     2000
          4-Aug-00                7.4375                      100
          7-Aug-00                   7.5                     1100
          8-Aug-00                   7.5                     1100
          9-Aug-00                 7.375                     1500
         10-Aug-00                 7.375                     1900
         11-Aug-00                 7.375                     1000
         14-Aug-00                   7.5                     2500
         15-Aug-00                7.5625                     4800
         16-Aug-00                 7.625                     1100
         17-Aug-00                 7.625                      700
         18-Aug-00                7.6875                     2600
         21-Aug-00                 7.625                      800
         22-Aug-00                7.5938                        0
         23-Aug-00                 7.625                     1000
         24-Aug-00                 7.625                     1800
         25-Aug-00                7.9375                     2400
         28-Aug-00                7.8125                      400
         29-Aug-00                7.6875                      400
         30-Aug-00                7.5625                      400
         31-Aug-00                7.5625                      400
          1-Sep-00                7.6875                     2100
          5-Sep-00                7.5625                      300
          6-Sep-00                7.5625                      300
          7-Sep-00                   7.5                     1200
          8-Sep-00                 7.375                     4800
         11-Sep-00                 7.375                      700
         12-Sep-00                 7.375                        0
         13-Sep-00                 7.375                      400
         14-Sep-00                 7.125                     7000
         15-Sep-00                7.0625                     1100
         18-Sep-00                     7                     1900
         19-Sep-00                6.9375                     1300
         20-Sep-00                 7.125                     2100
         21-Sep-00                 7.125                        0
         22-Sep-00                7.0938                        0
         25-Sep-00                     7                      300
         26-Sep-00                     7                      300
         27-Sep-00                 6.875                        0
         28-Sep-00                 7.125                     5100
         29-Sep-00                 7.125                      300
          2-Oct-00                  7.75                     7000
          3-Oct-00                  7.75                     6400
          4-Oct-00                7.8125                        0
          5-Oct-00                7.8125                        0
          6-Oct-00                7.5625                     1200
          9-Oct-00                  7.75                      900
         10-Oct-00                7.6875                     2200
         11-Oct-00                7.6875                      200
         12-Oct-00                  7.75                     4600
         13-Oct-00                  7.75                     7400
         16-Oct-00                  7.75                     1400
         17-Oct-00                7.9375                      400
         18-Oct-00                7.8125                     3000
         19-Oct-00                7.8125                        0
         20-Oct-00                 7.625                     2200
         23-Oct-00                  7.75                     4800
         24-Oct-00                  7.75                      100
         25-Oct-00                  7.75                      700
         26-Oct-00                7.8125                      500
         27-Oct-00                7.8125                     2900
         30-Oct-00                  7.75                     2800
         31-Oct-00                 7.875                     1000
          1-Nov-00                 7.875                     1300
          2-Nov-00                  7.75                     1000
          3-Nov-00                  7.75                     1000
          6-Nov-00                  7.75                     1300
          7-Nov-00                7.6875                      100
          8-Nov-00                  7.75                      100
          9-Nov-00                  7.75                     3300
         10-Nov-00                  7.75                      200
         13-Nov-00                  7.75                      200
         14-Nov-00                 7.875                        0
         15-Nov-00                7.8125                     1800
         16-Nov-00                7.6875                      500
         17-Nov-00                 7.625                     1000
         20-Nov-00                 7.625                      200
         21-Nov-00                7.5625                     5000
         22-Nov-00                  7.75                     1300
         24-Nov-00                 7.625                      700
         27-Nov-00                7.8125                    14400
         28-Nov-00                     8                     4000
         29-Nov-00                     8                     2100
         30-Nov-00                 8.125                     6900
          1-Dec-00                     9                     7400
          4-Dec-00                9.1875                        0
          5-Dec-00                  9.25                     4100
          6-Dec-00                  9.25                     7000
          7-Dec-00                   9.5                     5500
          8-Dec-00                 9.375                     2100
         11-Dec-00                 9.375                      900
         12-Dec-00                9.1875                     1700
         13-Dec-00                  9.25                      800
         14-Dec-00                  9.25                     8200
         15-Dec-00                  9.25                     2100
         18-Dec-00                9.1875                     3000
         19-Dec-00                9.1875                        0
         20-Dec-00                 9.125                     2000
         21-Dec-00                 9.125                     3700
         22-Dec-00                 8.875                     9800
         26-Dec-00                     9                     5200
         27-Dec-00                8.9375                      500
         28-Dec-00                8.8125                     3000
         29-Dec-00                8.8125                     5900
          2-Jan-01                 8.875                      100
          3-Jan-01                9.1875                     3500
          4-Jan-01                9.3125                     3500
          5-Jan-01                 9.375                     1800
          8-Jan-01                9.4375                     2500
          9-Jan-01                 9.375                     7300
         10-Jan-01                   9.5                     1100
         11-Jan-01                9.5625                      200
         12-Jan-01                9.5625                     5700

(1) Source:  Bloomberg and Company Press Releases.
================================================================================


========================================== Houlihan Lokey Howard & Zukin ===  13

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                                                                G&L Realty Corp.
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Common Stock Performance

--------------------------------------------------------------------------------

Significant Events

A   January 26, 2000    G&L disclosed that it had completed the sale of a 33,000
                        square-foot medical office building as well as completing a new investment in an assisted living facility.

B   March 10, 2000      G&L announced that the Board of Directors authorized the
                        Company to continue repurchasing shares of the outstanding common stock and restored its available stock repurchase limit up to $3.5 million.

C   March 14, 2000      G&L reports financial reports for the year ended
                        December 31, 1999 financial results with FFO of ($6.0) million or ($1.36) per share.

D   May 15, 2000        G&L reports financial results for the first quarter
                        ended March 31, 2000 with FFO of ($2.2) million or ($.69) per share.

E   June 16, 2000       G&L announced that its Board of Directors declared a
                        regular quarterly dividend of $.125 per common share, payable on July 15, 2000 to shareholders of record on June 30, 2000.

F   August 10, 2000     G&L reports financial results for the second quarter
                        ended June 30, 2000 with FFO of $157,000 or $.05 per share.

G   September 20, 2000  G&L announced that its Board of Directors declared a regular quarterly dividend of $.125 per common share, payable on October 15, 2000 to shareholders of record on September 30, 2000.

H   November 11, 2000   G&L reports financial results for the second quarter
                        ended June 30, 2000 with FFO of $83,000 or $.03 per share.

I   November 30, 2000   G&L announced that it had received a proposal from
                        Messrs. Gottlieb and Lebowitz to acquire all of the outstanding shares of common stock of the Company not held by them for a cash price of $10.00 per share. This price represented a premium of approximately 29% over the average closing price of the common stock over the previous 10 trading days.

J   January 12, 2001    G&L announced that a Special Committee of the Board of
                        Directors composed of the Company's four non-management directors had been formed to consider a recent management cash-out merger proposal. The Special
                        Committee has retained Houlihan Lokey Howard & Zukin to advise it with respect to that proposal.


========================================== Houlihan Lokey Howard & Zukin ===  14

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Trading vs. Repurchase Graph

                                   [GRAPHIC]

*Excludes 1,000,000 shares repurchased at $10.50 per share.


========================================== Houlihan Lokey Howard & Zukin ===  15

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Average Daily Trading Volume Histograph - Fiscal Year 2000

                                   [GRAPHIC]

                             Average Daily Trading Volume
    1,967            1,920              4,087              7,258             --
--------------------------------------------------------------------------------------
$6.00 - $6.99    $7.00 - $7.99      $8.00 - $8.99      $9.00 - $9.99   $10.00 - $10.99

                                  Share Price


========================================== Houlihan Lokey Howard & Zukin ===  16

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Average Daily Trading Volume Histograph - Fiscal Year 1999

                                   [GRAPHIC]

                             Average Daily Trading Volume
   17,483           10,819              11,075              8,663             7,150
----------------------------------------------------------------------------------------
$7.00 - $8.99    $9.00 - $10.99     $11.00 - $12.99    $13.00 - $14.99   $15.00 - $16.99

                                  Share Price


========================================== Houlihan Lokey Howard & Zukin ===  17

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Public Company Trading Analysis

($ in millions, except for Daily Trading Volume, which is actual)

                                                                                                              Institu-
                                        Daily Trading Volume (1)                Volatility (1)                 tional     Premium/
                               -----------------------------------------       ---------------                Ownership  (Discount)
                               1 Month    3 Months   6 Months     1 Year       30 Day   90 Day    Float (1)     (1)     to NAV (2)
                               -------    --------   --------     ------       ------   ------    ---------     ---     ----------
Average - Healthcare Tier (a)  188,273    155,456    151,226      172,107      49.7%     51.2%      46.0       18.8%     (49.1%) (c)
Median - Healthcare Tier       131,067    109,200    103,699      115,930      53.2%     44.2%      28.1       17.4%     (49.1%) (c)

Average - Office Tier (b)      125,284     95,312     95,145       96,210      24.2%     23.8%      31.3       67.1%      (7.6%)
Median - Office Tier            82,957     90,692     86,387       89,818      24.9%     23.1%      26.2       69.5%      (3.8%)


Average - Overall              156,779    125,384    123,186      134,159      37.0%     37.5%      38.6       43.0%     (12.8%)
Median - Overall               113,529    101,285     95,043      112,200      27.8%     25.8%      27.2       44.3%      (8.2%)

--------------------------------------------------------------------------------------------------------------------------------
G&L Realty Corp.                 3,329      2,733      2,270        3,584      46.8%     35.9%       1.5        3.2%     (20.9%) (d)
--------------------------------------------------------------------------------------------------------------------------------

                                       Enterprise Value                 Market Value of Equity    Stock      Analyst
                               --------------------------------    ----------------------------  Exchange    Coverage   LTM FFO
                               1/15/01      1/15/00    % Change    1/15/01   1/15/00   % Change    (1)        (#)(1)    Multiples
                               -------      -------    --------    -------   -------   --------    ---        ------    ---------
Average - Healthcare Tier (a)    1,374      1,482       (6.7%)        561       533     (11.9%)     NYSE          7        4.9 x
Median - Healthcare Tier         1,086        997       (6.9%)        489       460      (4.4%)     NYSE          7        3.1 x

Average - Office Tier (b)        1,754      1,383       23.9%         853       681      24.1%      NYSE          7        8.7 x
Median - Office Tier             1,561      1,068       16.6%         709       541      20.2%      NYSE          7        8.2 x


Average - Overall                1,564      1,432        8.6%         707       607       6.1%      NYSE          7        6.8 x
Median - Overall                 1,299      1,032        9.7%         550       486      11.5%      NYSE          7        7.5 x

--------------------------------------------------------------------------------------------------------------------------------
G&L Realty Corp.                   239 (3)    232        3.3%      28.615 (4)    30      (5.8%)     NYSE          1        NMF
--------------------------------------------------------------------------------------------------------------------------------

(1)   Per Bloomberg. As of 1-15-01.
(2)   Per Realty Stock Review as of January 11, 2001.
(3)   Derived by using quarterly figures provided in the September 31, 2000
      10-Q.
(4) Derived by using fully diluted shares outstanding provided in the December 31, 1999 10-K.
* Not representative; excluded from the range
(a) Healthcare tier includes: Health Care properties Investors, Inc.; Health Care REIT, Inc.; Healthcare Realty Trust; LTC Properties, Inc.; Meditrust Companies; National Health Investors, Inc. and Omega Healthcare Investors, Inc.
(b) Office tier includes: Alexandria Real Estate Equities, Inc.; Arden Realty Inc.; Great Lakes REIT, Inc.; Kilroy Realty Corporation; Koger Equity, Inc.; Prentiss Properties Trust; and Reckson Associates Realty Corp.
(c)   Meditrust only.
(d) HLHZ estimated NAV based on the midpoint of the range versus 10-day average, pre-announcement trading price.


========================================== Houlihan Lokey Howard & Zukin ===  18

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Summary of Market EBITDA and FFO Multiples

                                   --------------------------------------------------------         -------------------------
                                                 EV / EBITDA MULTIPLES                                 FFO MULTIPLES
                                   --------------------------------------------------------         -------------------------

                                   --------------------               ---------------------         -------------------------
                                   NTM (a)       NTM (a)               LTM           LTM
                                    EV /           NOI                 EV /          NOI              NFY              LTM
                                   EBITDA        Cap Rate             EBITDA       Cap Rate         P / FFO          P / FFO
                                   ------        --------             ------       --------         -------          -------
Healthcare Tier

       Low                          6.2 x          8.4%                 5.8 x        9.0%             2.8 x            1.9 x
       High                        11.9 x         16.1%                11.2 x       17.1%             9.2 x            9.9 x
       Median                       9.3 x         10.8%                 8.4 x       11.9%             4.4 x            3.1 x


Office Tier

       Low                          9.7 x          7.4%                 9.2 x        6.8%             7.3 x            7.2 x
       High                        13.6 x         10.3%                14.6 x       10.9%            10.7 x           13.6 x
       Median                      12.2 x          8.3%                10.6 x        9.4%             8.3 x            8.2 x
                                   --------------------                ------------------            -----------------------

                                   --------------------                ------------------            -----------------------
G&L Realty Corporation (b)         15.2 x          6.6%                   NMF         NMF               NMF              NMF
                                   --------------------                ------------------            -----------------------

(a)   Source: Bloomberg
(b) Source: Company's most recent 10K and 10Q and management's projections. This does not include any adjustments for non-recurring items.

EV = Enterprise Value = Market value of equity + preferred stock + interest bearing debt - cash.
LTM = Latest twelve month period.
EBITDA = Earnings before interest, taxes, depreciation, and amortization. NTM = Next twelve months projected earnings (calendarized).


========================================== Houlihan Lokey Howard & Zukin ===  19

                                                      Summary of Analyst Reports
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Summary of Analyst Reports

--------------------------------------------------------------------------------

Recent Reports

o     There are no recent analyst reports on the Company's common equity.

o The most recent research report issued on the Company was by McDonald Investment's High Yield Group on July 17, 2000 for the Company's preferred equity. Highlights from the report include:

--------------------------------------------------------------------------------
                        McDonald Investment Credit Update
                                  July 17, 2000
--------------------------------------------------------------------------------

Fiscal Year End 2000 Financial            Revenue: $50.2 Million
Expectations:                             EBITDA: $22.2 Million
                                          Debt/EBITDA: 8.2x

--------------------------------------------------------------------------------

                                        Hold - Both preferred issues currently
                                        offer yields of nearly 17%. However, due
Recommendation:                         to G&L's limited internal cash flow
                                        generating capabilities, we advise
                                        accounts to Hold positions in G&L
                                        Realty's preferred issues.

--------------------------------------------------------------------------------


========================================== Houlihan Lokey Howard & Zukin ===  21

                                                     Preferred Stock Performance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Preferred Stock Performance

--------------------------------------------------------------------------------

================================================================================
                          DAILY PRICE / YIELD GRAPH (1)
      SERIES A PREFERRED                                SERIES B PREFERRED
================================================================================

         [GRAPHIC]                                           [GRAPHIC]

--------------------------------------------------------------------------------
(1) Yield Calculation: annual dividend divided by closing price share price
================================================================================


========================================== Houlihan Lokey Howard & Zukin ===  23

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Preferred Stock Performance

--------------------------------------------------------------------------------

Series A and B Preferred Stock Summary

    ---------------------------------------------------------------      -------------------------------------------------------
                      Series A Preferred Stock                                          Series B Preferred Stock
    ---------------------------------------------------------------      -------------------------------------------------------
    Moody's Rating                         NA                            Moody's Rating                       NA

    S&P Rating                             NA                            S&P Rating                           NA

    Fitch Rating                           NA                            Fitch Rating                         NA

    Stated Coupon                      10.25%                            Stated Coupon                     9.80%

    Shares Outstanding             1,495,000  (1)     1,495,000 (2)      Shares Outstanding           1,380,000 (1)    1,200,000 (2)

(3) Current Trading Price       $      14.25                         (3) Current Trading Price    $       13.75

    ---------------------------------------------------------------      -------------------------------------------------------
    Market Value                $ 21,303,750       $ 21,303,750          Market Value             $  18,975,000     $ 16,500,000
    ---------------------------------------------------------------      -------------------------------------------------------

    Liquidation Preference      $      25.00                             Liquidation Preference   $       25.00

    ---------------------------------------------------------------      -------------------------------------------------------
    Liquidation Value           $ 37,375,000       $ 37,375,000          Liquidation Value        $  34,500,000     $ 30,000,000
    ---------------------------------------------------------------      -------------------------------------------------------

(1)   Per management.
(2)   Per Bloomberg.
(3)   As of January 23, 2001.


========================================== Houlihan Lokey Howard & Zukin ===  24

                                                                    Debt Summary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Debt Summary

--------------------------------------------------------------------------------

Debt Summary Schedule (as of December 31, 2000)

Property                                          Balance       Interest Rate          Maturity Date
--------                                          -------       -------------          -------------
435 N. Roxbury (5)                       $      4,632,403               7.05%                   2008
Financing Partnership (1)                      27,683,610               7.89%                   2005
Hampden Properties                             13,740,008               9.04% (7)               2002
Medical Partnership (2)                        33,133,391               8.49%                   2006
Pacific Gardens (5)                            10,505,625               8.00%                   2034
Pacific Care Center, Hoquiam                    2,390,599               7.49%                   2008
Holy Cross Medical Plaza                        7,760,617               7.05%                   2008
St. Joseph's of Burbank                         3,130,115               7.05%                   2008
St. Joseph's of Tustin                          1,277,268               7.05%                   2008
San Pedro (5)                                   2,365,200               7.05%                   2008
Lyon Building                                   4,983,101               6.75%                   2019
Coronado                                        7,342,832               6.90%                   2009
Tustin Portfolio (3)                            7,382,209              10.25% (7)               2002
Valencia Portfolio (4)                          9,704,402               6.85%                   2009
Pier One Building                               1,408,228               7.38%                   2009
St. Thomas More                                 8,415,092               9.29% (7)               2001
Pacific Park Building (5)                       2,070,040               9.84% (7)               2002
Tarzana (5)                                     4,821,395               8.30%                   2006
Tarzana (5)                                       802,419               8.50%                   2006
Tarzana (5)                                       681,126               7.50%                   2006
                                         ----------------      -------------
Subtotal Debt                            $    154,229,680               8.09%

Debt in Unconsolidated Affiliates (6)
Penasquitos (5)                          $      6,375,000
Eagle Run (5)                                   2,375,000
San Pedro (5)                                   3,995,000
                                         ----------------
Subtotal Debt                            $     12,745,000

Total Debt                               $    166,974,680
=========================================================

(1)   Financing Partnership consists of 405, 415, 416 and 435 N. Bedford.
(2) Medical Partnership consists of 436 N. Bedford, Cigna Healthcare Bldg, Regent Medical Center and Sherman Oaks Medical Plaza.
(3)   Includes two medical office buildings and one hospital located in Tustin.
(4) Includes six medical office buildings located on the Henry Mayo Newhall Hospital Campus in Valenica.
(5)   Balance is shown net of minority interest in building.
(6)   As of September 30, 2000, no material changes in balances per management.
(7) Estimated rates as of 12/31/00. Debt for the respective properties is floating rate debt.


========================================== Houlihan Lokey Howard & Zukin ===  26

--------------------------------------------------------------------------------
                                                               Access to Capital
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

REITs Have Underperformed the Broader Market:

o Since January 1, 1997, the S&P 500 and NASDAQ indices have significantly outperformed the NAREIT index.

o Since January 1999, G&L's stock price performance has lagged the overall REIT sector.

                  Historic Returns for Nareit Index, S&P 500,
                             NASDAQ and G&L Realty

                                   [GRAPHIC]


========================================== Houlihan Lokey Howard & Zukin ===  28

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

The Public Markets for REIT Common Stock Has Virtually Disappeared:

o After a record-breaking year in 1997, REITs raised only $1.0 billion of common equity in 1999 and only $850 million in 2000.

                   Historical REIT Offerings of Common Equity

                                   [GRAPHIC]

           181 Issues     176 Issues     10 Issues      6 Issues
--------------------------------------------------------------------------------
              1997           1998           1999          2000


========================================== Houlihan Lokey Howard & Zukin ===  29

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

FFO Multiples Have Compressed:

o Decreases in REIT multiples have created declines in stock prices even when FFO targets are met.

                        Average AFFO Multiples by Sector

                                   [GRAPHIC]


========================================== Houlihan Lokey Howard & Zukin ===  30

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

Dividend Yields for REITs Have Gone Up:

                           Dividend Yields by Sectors

                                   [GRAPHIC]


========================================== Houlihan Lokey Howard & Zukin ===  31

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

The Public Market for REIT Preferred Stocks is also Closed:

o In 1997, 37 REIT preferred issuances raised $3.5 billion. No public preferred equity has been raised since Host Marriott's issue in November 1999.

                  Historical REIT Offerings of Preferred Equity

                                   [GRAPHIC]

            37 Issues      34 Issues     20 Issues      0 Issues
--------------------------------------------------------------------------------
              1997           1998           1999          2000


========================================== Houlihan Lokey Howard & Zukin ===  32

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

REIT Preferreds Have Become too Expensive:

o The average yield on REIT preferred stocks bottomed out at 8.55% in March 1998, and now stands at 10.9%.

o G&L's Series A and Series B preferred stock are currently yielding approximately 18%.

                  Historic Quarterly Dividend Yields for REIT
                                Preferred Stocks

                                   [GRAPHIC]


========================================== Houlihan Lokey Howard & Zukin ===  33

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

The Public Debt Market for REITs is Becoming More Selective:

o General Market Conditions: During 2000, several REITs have accessed the public markets for debt financing, raising just over $4.5 billion this year to date. Offering sizes have ranged from $10 million to $200 million, with rates ranging from 8.0% to over 9.0%.

                       Historical REIT Offerings of Debt

                                   [GRAPHIC]

           141 Issues     127 Issues     69 Issues     12 Issues
--------------------------------------------------------------------------------
              1997           1998           1999          2000


========================================== Houlihan Lokey Howard & Zukin ===  34

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

As Debt Increases and Equity Values Decline, Loan to Value Ratios Have
Increased:

                                 LTV by Sectors

                                   [GRAPHIC]


========================================== Houlihan Lokey Howard & Zukin ===  35

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

Rising Interest Rates Have Contributed to Unfavorable Real Estate Capital
Markets:

                               90 Day LIBOR Rate

                                   [GRAPHIC]


========================================== Houlihan Lokey Howard & Zukin ===  36

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

The Valuation Disparity - Most REITs Now Trade at a Discount to NAV:

                       NAV Premium / Discount by Sectors

                                   [GRAPHIC]


========================================== Houlihan Lokey Howard & Zukin ===  37

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

Healthcare Industry Outlook

o The federal government announced on January 4, 2001 new payment increases for health management organizations ("HMOs") participating in the Medicare program, and hoped the move would entice some health plans that left the program January 1 to sign up again. Most HMOs participating in the Medicate+Choice program will see their rates rise by 3 percent this year over 2000 rates, as a result of legislation passed by Congress in December that will give health plans at least another $9 billion over 5 years, according to the Health Care Financing Administration ("HCFA").

Nursing Home Facility Outlook

o Currently, there are five major bankruptcy cases proceeding in the long term care industry; Vencor, Inc., Sun Healthcare Group, Mariner Post-Acute Network, Integrated Health Services, and Genesis Health Ventures. Beverly Enterprises and HCR Manor Care are the only two companies with revenues above $1 billion that have been able to avoid bankruptcy.

o On December 15, 2000, Congress passed a $35 billion Medicare and Medicaid provider relief package, called the "Medicare and Medicaid Benefits Improvement and Protection Act of 2000" or "BIPA." Over a five-year period, BIPA will restore significant funding cuts originally implemented as part of the 1997 Balanced Budget Act.

o On December 18, 2000, the Florida Legislature's Task Force on Long Term Care failed to vote to recommend tort reform and limits on litigation. Had the vote been taken place, the expectation is that the tort reform would have passed. Governor Bush continues to propose legislation that would help the insurance crisis in Florida. Currently the cost of insurance in Florida is more than $6,000 per bed compared with $800 per bed in the rest of the country.

o In a recent study of senior housing companies, CEOs ranked turnover as their largest concerns. According to the study, annual turnover for nursing aides is 73%.

o According to S&P, industry sources say one in ten nursing homes is presently in bankruptcy proceedings.


========================================== Houlihan Lokey Howard & Zukin ===  38

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

Assisted Living Facility Outlook

o Although some assisted living facility operators have recently demonstrated their ability to raise financing, the assisted living facility segment continues to be highly leveraged.

o The assisted living facility industry is highly fragmented and is dominated by private companies.

o The assisted living facility industry appears more favorable compared to skilled nursing facilities. This segment is expected to grow significantly as the baby-boomer population ages. Individuals aged 85 and older (the average age of assisted living facility residents is 84) currently comprise the fastest growing segment of the U.S. population.

o Industry sources project that expenditures for senior living will approximate $18 billion in 2000 and reach $30 billion by 2005.

Healthcare REIT Outlook

o Healthcare REITs under-performed during 2000 and are expected to continue to under-perform, reporting a total return of 23.6% in 2000 compared to 26.8% for REITs overall. Low performance of many healthcare REITs is tied to exposure to troubled health care operators in Chapter 11.

o With nursing home operators slowly emerging from bankruptcy and some overbuilding in the assisted living sector, healthcare REIT earnings are expected to remain volatile in 2001.

o FFO growth is expected to remain flat during 2001 and gradually return to 3%-5% growth. The overall REIT universe is expected to grow 9% in 2001.

o The average 2000 and 2001 FFO multiples are 8.0x and 7.9x, respectively, for healthcare REITs compared to 9.0x for REITs overall.

o Several healthcare REITs are facing short-term liquidity problems due to the current difficult conditions in the capital markets for long-term care properties.


========================================== Houlihan Lokey Howard & Zukin ===  39

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Access to Capital

--------------------------------------------------------------------------------

Summary

      o The outlook for the public equity market for REITs is uncertain as the sector is out of favor with investors and current valuations do not support new equity offerings.

      o The average current yield for public preferred REIT stocks is approximately 10.9%. However, the average yield for below investment grade public preferred REIT stocks is approximately 13.3%.

      o Private preferred placements are being completed on a selective basis, generally for companies with strong management teams.

      o G&L's Series A and Series B Preferred is currently yielding nearly 18%. As a result, any preferred placement would be prohibitively expensive.

      o Public Debt Market for REITs has become more selective and yields have risen along with interest rates. G&L is not currently a viable candidate to access the public debt markets.

      o Overall market conditions for Healthcare REITs are poor, with few sources of capital and general concern regarding quality of the underlying assets.


========================================== Houlihan Lokey Howard & Zukin ===  40

--------------------------------------------------------------------------------
                                                              Valuation Analysis
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Summary Valuation Conclusions

    Approach                                   Net Asset Value                Equity Capitalization          Implied Price Per Share
    ------------------------------  ---------------------------------     -------------------------------    -----------------------
(1) Build-up Method                 $  254,642,588  -  $  269,633,497     $  23,225,871  -  $  39,715,871      $  7.76  -  $  13.27

    Direct Cap Approach             $  233,364,115  -  $  260,364,115     $ (4,904,129)  -  $  21,285,871          NMF  -  $   7.11

    Consolidated DCF                $  251,364,115  -  $  288,364,115     $  12,555,871  -  $  48,445,871      $  4.20  -  $  16.19

(2) FFO Approach                    $  249,189,827  -  $  255,548,681     $  13,699,506  -  $  20,058,360      $  4.58  -  $   6.70

    Yield Approach                  $  245,901,945  -  $  280,758,254     $  10,411,625  -  $  45,267,933      $  3.48  -  $  15.13

------------------------------------------------------------------------------------------------------------------------------------
    HLHZ Concluded Range (Rounded)  $  250,000,000  -  $  270,000,000     $  19,000,000  -  $  39,000,000      $  6.00  -  $  13.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Current Market Value of Equity                                        $  28,614,876  -  $  28,614,876      $  9.56  -  $   9.56
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the theoretical NAV without taking taxes into account. Derived by applying a 3.0% brokerage commission to the assets, assuming one year to realize value and is discounted at 10.0%.
(2) Excludes FYE valuation indications.


========================================== Houlihan Lokey Howard & Zukin ===  42

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Tax Analysis - Liquidation Scenario

($'s are actual)

                                         Build-Up Method                     Direct Cap                    Consolidated DCF
                                  -----------------------------     ----------------------------     -----------------------------

                                       Low             High              Low            High             Low              High
                                  ------------     ------------     ------------    ------------     ------------     ------------
Net Cash From Liquidation         $ 23,225,871     $ 39,715,871     $ (4,904,129)   $ 21,285,871     $ 12,555,871     $ 48,445,871

Total Gain on Sale of Assets      $ 50,171,192     $ 66,661,192     $ 22,041,192    $ 48,231,192     $ 39,501,192     $ 75,391,192

Federal & State Income Tax 43%    $ 21,573,612     $ 28,664,312     $  9,477,712    $ 20,739,412     $ 16,985,512     $ 32,418,212

----------------------------------------------------------------------------------------------------------------------------------
Net Cash After Taxes              $  1,652,259     $ 11,051,559     $(14,381,841)   $    546,459     $ (4,429,641     $ 16,027,659

Net Cash After Taxes
per Share/Unit                    $       0.55     $       3.69              NMF    $       0.18              NMF     $       5.36
------------------------------------------------------------------------------------------------------------------------------------

Notes

Asset valuation conclusions include brokerage commissions.
Properties are valued net of minority interest.
Tax basis balances used were as of 5/31/99.


========================================== Houlihan Lokey Howard & Zukin ===  43

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Market Valuation Summary of Properties - Medical Office

                                                                                                                          Implied
Property                                                            LTM           NFY                       Concluded       LTM
Type      Location     Property                                     NAV           NAV    Appraised Value       NAV        Cap Rate
----      --------     --------                                     ---           ---    ---------------       ---        --------
Medical   Southern
Office    California   405 Bedford                               13,863,849    15,763,704    15,836,000     15,215,436        7.3%
                       415 Bedford                                5,707,647     6,268,033     5,848,000      5,973,907        7.6%
                       416 Bedford                               13,877,945    14,149,871    12,790,000     13,660,332        8.1%
                       435 Bedford                               14,343,009    14,125,563    15,443,000     14,586,028        7.9%
                       435 Roxbury                                8,176,312     8,234,735    11,900,000      9,316,788        7.0%
                       436 Bedford                               36,970,970    38,535,605    30,575,000     35,678,033        7.7%
                       Sherman Oaks Medical Plaza                11,793,351    12,983,527    13,093,000     12,659,316        8.7%
                       Holy Cross Medical Plaza                  13,724,669    11,516,854    11,500,000     12,174,142       11.8%
                       St. Joseph's Medical Plaza                 6,519,094     5,378,398     4,700,000      5,517,087       10.1%
                       Regents Medical Center                    12,058,334    14,446,442    21,000,000     15,696,077        7.0%
                       Coronado Plaza                            10,051,657    10,333,916    11,700,000     10,659,063        8.8%
                       Cigna Healthcare Building                         NA     5,425,140     7,325,000      5,425,140 (1)    9.3%
                       Lyon Building                             11,251,088    11,661,869    10,000,000     11,040,074        8.1%
                       Tustin Medical Office Building I             971,335     1,411,662     1,661,000      1,354,365        7.4%
                       Tustin Medical Office Building II          5,569,176     6,304,663     7,362,000      6,401,218        8.8%
                       St. Joseph's of Tustin                     2,320,700     2,286,694     1,600,000      2,090,887       10.2%
                       Pacific Park (Aliso Viejo II)              2,683,107     3,051,027     6,590,000      4,002,343        5.8%
                       Pier One Retail Center                     2,202,359     2,153,970     2,234,000      2,192,496        9.1%
                       San Pedro Medical Office Buildings         2,769,709     3,300,281     7,800,000      4,491,025        5.8%
                       Valencia Medical Office Buildings, A-E     4,568,153     5,434,302     6,250,000      5,001,227        8.8%
                       Valencia Medical Office Building, F        9,194,647    10,433,877     9,250,000      9,814,262        7.5%
                                                               -------------------------------------------------------
                       Total Medical Office                    $188,617,111  $203,200,134  $214,457,000   $202,949,249        7.9%

                       Total Portfolio                         $228,981,022  $257,406,518  $279,520,864   $256,991,513        8.2%

(1)   NFY valuation indication used.


========================================== Houlihan Lokey Howard & Zukin ===  44

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Market Valuation Summary of Properties - Senior Care

                                                                                                                          Implied
Property                                                            LTM           NFY                       Concluded       LTM
Type      Location                Property                          NAV           NAV    Aquisition Cost       NAV        Cap Rate
----      --------                --------                          ---           ---    ---------------       ---        --------
Senior    Southern            Tustin Hospital                   2,245,255      2,034,956     2,617,272     2,140,106 (1)   15.2%
Care      California          Pacific Gardens                  12,065,924     12,164,207    12,084,042    12,115,065       12.0%
                              Penasquitos                       4,961,653      4,778,492     5,592,712     4,870,073 (2)   13.0%
                              Tarzana                           6,968,227      7,547,755    10,619,364    10,619,364 (3)    7.9%

          Northern            Chico                                    NA             NA       796,505            NA         NA
          California          Paso Robles                              NA             NA       467,610            NA         NA

          Arizona         (4) Maryland Gardens I                       NA      2,607,458     5,180,303     2,607,458       14.8% (5)
                          (6) Maryland Gardens II                 173,424        422,095     1,121,011       297,760       13.4% (5)

          Massachusetts   (7) Hampden Skilled Nursing          12,435,607     17,989,920    20,032,565    16,045,911       10.5%

          Nebraska            Nebraska (Eagle Run)                     NA      2,517,736     3,211,275     2,517,736       13.3% (5)

          Washington          Pacific Care Center (Hoquiam)     1,513,821      4,143,766     3,341,206     2,828,794       7.5%
                                                             -------------------------------------------------------

                              Total Senior Care              $ 40,363,911   $ 54,206,385  $ 65,063,864  $ 54,042,265       9.5%


                              Total Portfolio                $228,981,022   $257,406,518  $279,520,864  $256,991,513       8.2%

(1) There is an option to buy this property in 1.5 years at $5 million. The probability-adjusted, present value of the option is approximately $1 million. For these purposes, we have used our market results as our conclusion.
(2) There is a HUD guaranteed loan on this asset. Based upon HUD's underwriting standards, the implied value is approximately $8.25 millon.
(3) Recently purchased asset. Acquisition costs is a reasonable proxy of value.
(4)   NFY valuation indication used.
(5)   Implied cap rate derived from NFY NOI.
(6)   Consists of 20 apartment units.
(7)   Appraised value of $17.4 million.


========================================== Houlihan Lokey Howard & Zukin ===  45

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

DCF Summary - Medical Office Buildings

Property                                          Concluded NAV Range             Selected NAV
------------------------------------------    ----------------------------        ------------
405 Bedford                                   $ 13,974,000 -- $ 16,295,000        $ 15,056,701
415 Bedford                                      5,305,000 --    6,178,000           5,711,897
416 Bedford                                     13,608,000 --   15,899,000          14,676,644
435 Bedford                                     13,617,000 --   15,922,000          14,691,959
435 Roxbury                                      7,304,000 --    8,554,000           7,886,740
436 Bedford                                     33,703,000 --   39,621,000          36,451,812
Sherman Oaks Medical Plaza                      12,486,000 --   14,321,000          13,349,637
Holy Cross Medical Plaza                        11,806,000 --   13,415,000          12,566,492
St. Joseph's Medical Plaza                       4,869,000 --    5,648,000           5,233,763
Regents Medical Center                          15,929,000 --   18,345,000          17,064,658
Coronado Plaza                                  10,188,000 --   11,699,000          10,898,620
Cigna Healthcare Building                        5,578,000 --    6,617,000           6,063,849
Lyon Building                                    9,101,000 --   10,614,000           9,806,365
Tustin Medical Office Building I                 1,450,000 --    1,667,000           1,552,752
Tustin Medical Office Building II                6,247,000 --    7,128,000           6,662,668
St. Joseph's of Tustin                           2,067,000 --    2,366,000           2,207,710
Pacific Park (Aliso Viejo II)                    2,977,000 --    3,450,000           3,198,834
Pier One Retail Center                           1,887,000 --    2,161,000           2,015,428
San Pedro Medical Office Buildings               3,332,000 --    3,857,000           3,578,879
Valencia Medical Office Buildings A-E            5,504,000 --    6,333,000           5,894,277
Valencia Medical Office Buildings F              9,169,000 --   10,690,000           9,878,369
                                              ------------    ------------        ------------

Total                                         $190,101,000    $220,780,000        $204,448,056

Note

Discount rates range from 10.5% to 14.5% and exit cap rates are based upon HLHZ selected next fiscal year cap rates from the market build-up approach.


========================================== Houlihan Lokey Howard & Zukin ===  46

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

DCF Summary - Senior Care Facilities

Property                               Concluded NAV Range              Selected NAV
--------------------------------    --------------------------          -----------
Tustin Hospital                     $ 2,550,000 -- $ 2,814,000          $ 2,676,690
Pacific Gardens                      12,927,000 --  14,500,000           13,674,496
Penasquitos                           5,351,000 --   5,988,000            5,654,431
Tarzana                               9,648,000 --  10,859,000           10,223,309

Chico                                       NMF --         NMF                  NMF
Paso Robles                                 NMF --         NMF                  NMF

Maryland Gardens I                    4,289,000 --   4,797,000            4,531,582
Maryland Gardens II (1)                 645,000 --     753,000              695,697

Hampden Skilled Nursing              21,676,000 --  24,157,000           22,860,512

Nebraska (Eagle Run)                  3,704,000 --   4,159,000            3,920,835

Pacific Care Center (Hoquiam)         4,981,000 --   5,562,000            5,258,471
                                    -----------    -----------          -----------

Total                               $65,771,000 -- $73,589,000          $69,496,024

Note

Discount rates range from 10.5% to 14.5% and exit cap rates are based upon HLHZ selected next fiscal year cap rates from the market build-up approach.


========================================== Houlihan Lokey Howard & Zukin ===  47

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Portfolio Valuation - Direct Cap Approach

                                               Normalized
                                               Replacement    Representative        Selected                   Concluded
Location                               NOI     Reserves (1)            Level      Cap Rate Range               NAV Range
--------                     -------------     ------------   --------------     ---------------    -------------------------------
FYE NOI - Total Portfolio    $  22,485,434     1,086,611       $  21,398,823      8.0%  -   9.0%    $ 237,764,705  -  $ 267,485,293

NFY NOI - Total Portfolio    $  22,893,715     1,086,611       $  21,807,105      9.0%  -  10.0%    $ 218,071,045  -  $ 242,301,162
                                                                             -------------------------------------------------------
                                                                             Concluded NAV Range    $ 227,917,875  -  $ 254,893,227
                                                                             -------------------------------------------------------

(1) Assumed to be $0.70 per square foot for medical office and $300 per bed for senior care facilities.


========================================== Houlihan Lokey Howard & Zukin ===  48

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Consolidated DCF

                                                                                                                           Terminal
                                                   2001            2002           2003           2004           2005           Flow
                                              --------------------------------------------------------------------------------------
Total Revenues                                $ 59,282,755    $ 61,497,717   $ 63,769,872   $ 66,142,827   $ 68,518,817
  Growth Rate                                           NA            3.7%           3.7%           3.7%           3.7%

NOI                                             26,193,922      27,162,344     28,316,472     29,494,982     30,621,556
  NOI Margin                                          44.2%           44.2%          44.4%          44.6%          44.7%

Total Adjsutments (a)                          (1,300,196)     (1,210,737)    (1,443,401)    (1,642,072)    (1,688,245)
                                                                                                                          ----------
Adjusted NOI                                    24,893,725      25,951,607     26,873,071     27,852,911     28,933,310   28,933,310
                                                                                                                          ----------
Less: Leasing Commissions                          159,000          78,500         79,000         80,000         81,000

Cash Flow                                       24,734,725      25,873,107     26,794,071     27,772,911     28,852,310
  Cash Flow Margin                                    41.7%           42.1%          42.0%          42.0%          42.1%

Total Capital Expenditures (b)                   2,816,240       1,307,836      1,310,753      1,321,521      1,070,629

Cash Flow, less Capital Expenditures          $ 21,918,485    $ 24,565,270   $ 25,483,318   $ 26,451,389   $ 27,781,681
========================================================================================================================
 Cash Flow, less Capital Expenditures Margin          37.0%           39.9%          40.0%          40.0%          40.5%

                                                                       Exit Cap Rate (c)
                                              --------------------------------------------------------------------------
                                                      8.50 %          9.00%          9.50%         10.00%         10.50%
                                              --------------------------------------------------------------------------
Net Asset Value                      10.5%     304,848,278     293,369,510    283,099,032    273,855,603    265,492,500
                                                            --------------------------------------------
                                     11.5%     293,644,686     282,671,510    272,853,405    264,017,110    256,022,367
                                     12.5%     282,995,907     272,501,834    263,112,400    254,661,910    247,016,228
                                     13.5%     272,869,281     262,829,428    253,846,400    245,761,676    238,446,926
                                                            --------------------------------------------
                                     14.5%     263,234,352     253,625,328    245,027,780    237,289,988    230,289,128

--------------------------------------------------------------------------------------------------------
Concluded NAV Range                                            245,762,000         to        282,672,000
--------------------------------------------------------------------------------------------------------

Notes:

(a) Total adjustments include minority interest, adjustments for Pacific Park, CIGNA, Chico, and Paso Robles.
(b) Capital expenditures include management estimates in addition to projected levels and HLHZ adjustments.
(c)   Exit cap rate is the midpoint of the next fiscal year portfolio cap rate.


========================================== Houlihan Lokey Howard & Zukin ===  49

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Projected Cash Flow Analysis

                                                         2001             2002             2003             2004             2005
                                                 ---------------------------------------------------------------------------------
    Total Revenues                               $ 59,282,755     $ 61,497,717     $ 63,769,872     $ 66,142,827     $ 68,518,817
      Growth Rate                                          NA              3.7%             3.7%             3.7%             3.7%

    NOI                                            26,193,922       27,162,344       28,316,472       29,494,982       30,621,556
      NOI Margin                                         44.2%            44.2%            44.4%            44.6%            44.7%

(a) Total Adjsutments                              (1,300,196)      (1,210,737)      (1,443,401)      (1,642,072)      (1,688,245)

    Adjusted NOI                                   24,893,725       25,951,607       26,873,071       27,852,911       28,933,310

    Less: Leasing Commissions                         159,000           78,500           79,000           80,000           81,000

    Cash Flow                                      24,734,725       25,873,107       26,794,071       27,772,911       28,852,310
      Cash Flow Margin                                   41.7%            42.1%            42.0%            42.0%            42.1%

(b) Total Capital Expenditures                      2,816,240        1,307,836        1,310,753        1,321,521        1,070,629

    Cash Flow, less Capital Expenditures         $ 21,918,485     $ 24,565,270     $ 25,483,318     $ 26,451,389     $ 27,781,681
      Cash Flow, less Capital Expenditures
      Margin                                             37.0%            39.9%            40.0%            40.0%            40.5%

(c) Interest Payments                              12,591,747       12,271,481       12,068,096       11,857,096       11,916,766
(d)   Interest Coverage                                   1.7 x            2.0 x            2.1 x            2.2 x            2.3 x

(c) Principal Payments                              2,469,183        2,706,853        2,907,491        3,099,452        3,198,310
(e)   Principal Coverage                                  8.9 x            9.1 x            8.8 x            8.5 x            8.7 x
(f)   Principal and Interest Coverage                     1.5 x            1.6 x            1.7 x            1.8 x            1.8 x

    Cash Flow after Principal and Interest
    Payments                                        6,857,555        9,586,937       10,507,731       11,494,841       12,666,605
      Cash Flow after Principal and Interest
      Payments Margin                                    11.6%            15.6%            16.5%            17.4%            18.5%

(g) Preferred Stock Dividends                       7,211,938        7,211,938        7,211,938        7,211,938        7,211,938
(h)   Preferred Stock Coverage                            1.0 x            1.3 x            1.5 x            1.6 x            1.8 x

    Cash Flow Available to Common Shareholders       (354,382)       2,374,999        3,295,794        4,282,904        5,454,668
      Cash Flow Available to Common Shareholders
      Margin                                             -0.6%              3.9%             5.2%             6.5%             8.0%

Notes:

(a) Total adjustments include minority interest, adjustments for Pacific Park, CIGNA, Chico, and Paso Robles.
(b) Capital expenditures include management estimates in addition to projected levels and HLHZ adjustments.
(c)   Per management.
(d)   Derived by dividing Cash Flow, less Capital Expenditures by Interest
      Payments.
(e) Derived by dividing Cash Flow, less Capital Expenditures by Principal Payments.
(f) Derived by dividing Cash Flow, less Capital Expenditures by the sum of Principal Payments and Interest Payments.
(g) Based upon $37.375 million of Series A preferred stock at 10.25% and $34.5 million of Series B preferred stock at 9.8%.
(h) Derived by dividing Cash Flow after Principal and Interest Payments by the sum of Preferred Stock Dividends.


========================================== Houlihan Lokey Howard & Zukin ===  50

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Portfolio Valuation - FFO

($'s are actual)

                                                                Current Scenario
    --------------------------------------------------------------------------------------------------------------------------------
    FFO Approach                                                      FYE (1)                                    NFY
    -------------------------------------             -------------------------------------     ------------------------------------
(2) FFO                                                            $ 1,010,821                               $ 1,826,601

    Range of FFO Multiples - Comps                            8.0       --              9.0              7.5      --             8.5

    Range of Market Value of Real Estate              $ 8,086,565       --      $ 9,097,385     $ 13,699,506      --    $ 15,526,107

(3) Common shares outstanding             2,333,800
(4) OP units outstanding                    658,605
                                          ---------
    Fully diluted shares                  2,992,405

    --------------------------------------------------------------------------------------------------------------------------------
    Implied price per share/OP Unit                   $      2.70       --      $      3.04     $       4.58      --    $       5.19
    --------------------------------------------------------------------------------------------------------------------------------

                                                                Optimal Scenario
    --------------------------------------------------------------------------------------------------------------------------------
    FFO Approach                                                      FYE (1)                                    NFY
    -------------------------------------             -------------------------------------     ------------------------------------
    FFO                                                            $ 1,010,821                               $ 1,826,601

(5) Range of FFO Multiples - Largest Office REITs            10.7       --             11.7             10.0      --            11.0

    Range of Market Value of Real Estate              $10,788,488       --      $11,799,309     $ 18,231,759      --    $ 20,058,360

(3) Common shares outstanding             2,333,800
(4) OP units outstanding                    658,605
                                          ---------
    Fully diluted shares                  2,992,405

    --------------------------------------------------------------------------------------------------------------------------------
    Implied price per share/OP Unit                   $      3.61       --      $      3.94     $       6.09      --    $       6.70
    --------------------------------------------------------------------------------------------------------------------------------

(1)   Excluded from the range.
(2)   Per management.
(3)   Per the 10Q as of September 30, 2000.
(4)   Includes OP units and in-the-money, fully-vested options.
(5) Represents the average of FFO multiples derived from Boston Properties, Inc., Equity Office Properties, Brookfield Properties Corp, and Trizec Hahn Corp.


========================================== Houlihan Lokey Howard & Zukin ===  51

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Valuation Analysis

--------------------------------------------------------------------------------

Portfolio Valuation - Dividend Yield

                                                        Current Scenario
                 ---------------------------------------------------------------------------------------------------
                 Representative      Payout to      Implied                                   Market Value
                          Level      FFO Ratio     Dividend       Required Yield                of Equity
                 --------------      ---------     --------       --------------      ------------------------------
(1) 2001 FFO     $    1,826,601          85.0%    1,552,611       14.0%  -  15.0%     $ 10,350,738  -  $  11,090,076
    2001 FFO     $    1,826,601          86.0%    1,570,877       14.0%  -  15.0%     $ 10,472,511  -  $  11,220,548

                                        ----------------------------------------------------------------------------
                                        Concluded Market Value of Equity Range        $ 10,411,625  -  $  11,155,312

                                        Concluded Price per share/OP Unit             $       3.48  -  $        3.73
                                        ----------------------------------------------------------------------------

                                                        Optimal Scenario
                 ---------------------------------------------------------------------------------------------------
                 Representative      Payout to      Implied                                   Market Value
                          Level      FFO Ratio     Dividend       Required Yield (2)            of Equity
                 --------------      ---------     --------       --------------      ------------------------------
(1) 2001 FFO     $    1,826,601          85.0%    1,552,611       3.5%   -   4.5%     $ 34,890,128  -  $  45,003,209
    2001 FFO     $    1,826,601          86.0%    1,570,877       3.5%   -   4.5%     $ 35,300,600  -  $  45,532,658

                                        ----------------------------------------------------------------------------
                                        Concluded Market Value of Equity Range        $ 35,095,364  -  $  45,267,933

                                        Concluded Price per share/OP Unit             $      11.73  -  $       15.13
                                        ----------------------------------------------------------------------------

(1)   Per management.
(2) Represents the average yields derived from Boston Properties, Inc., Equity Office Properties, Brookfield Properties Corp, and Trizec Hahn Corp.


========================================== Houlihan Lokey Howard & Zukin ===  52

--------------------------------------------------------------------------------
                                                                        Exhibits
--------------------------------------------------------------------------------

                                                           Representative Levels
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Representative Levels

--------------------------------------------------------------------------------

($Millions)
                                                                                         Fiscal Year Ended December 31,
                                                                              LTM Ended  ------------------------------
                                                           NFY        FYE      9/30/00     1999       1998        1997
                                                         --------------------------------------------------------------
Revenue                                                  $59.283    $50.498    $45.036    $33.546    $31.692    $27.049
        Adjustment (1)                                    (2.000)    (1.263)    (1.263)     0.000      0.000      0.000
                                                         --------------------------------------------------------------
Adjusted Revenue                                         $57.283    $49.235    $43.773    $33.546    $31.692    $27.049

Expenses:
    Property Operations                                  $30.209    $24.626     18.783      7.569      6.171      6.280
    General and Administrative                             2.879      2.976      3.052      3.196      2.554      2.044
    Provision for Doubtful Accounts                        0.000      0.000      4.288      2.000      5.603
Non-Recurring Adjustments:
        Less: Loan Reserve on Chico & Paso Robles                     0.000     (1.725)
        Less: Operator Change at Hampden                             (0.500)    (0.500)
        Less: New Jersey Legal Expenses                              (0.050)    (0.050)
                                                         --------------------------------------------------------------
        Adjustments Subtotal                                         (0.550)    (2.275)
                                                         --------------------------------------------------------------

Total Normalized Expenses                                $33.089    $27.052    $23.848    $12.765    $14.328    $ 8.324

Net Operating Income                                     $24.194    $22.183    $19.925    $20.781    $17.364    $18.725
                                                         --------------------------------------------------------------

Minority Interest Adjustments
    Equity (Loss) in Earnings of Unconsolidated
        Affiliates                                        (0.080)   ($0.43)     (0.415)    (0.269)     0.080      1.195
    Minority Interest in Consolidated Affiliates          (0.413)    (0.192)    (0.173)    (0.175)    (0.225)    (0.156)
    Minority Interest in Operating Partnerships            0.186      0.459      1.668      2.202      0.404     (0.545)
                                                         --------------------------------------------------------------
Minority Interest Adjustments Subtotal                    (0.308)     0.267      1.080      1.758      0.259      0.494
                                                         --------------------------------------------------------------

Other Adjustments Total (2)                               (0.992)     0.035

    Adjusted Net Operating Income                         22.894     22.485     21.005     22.539     17.623     19.219
                                                         ==============================================================
Net Income Adjustments:
    Depreciation and Amortization                         (6.242)    (5.999)    (6.020)    (5.690)    (4.597)    (3.570)
    Interest                                             (13.225)   (13.796)   (13.901)   (12.393)    (8.683)    (9.088)
    Less: Impairment of Long-lived Assets                  0.000      0.000      0.000     (6.400)     0.000      0.000
    Extraordinary Gains (Losses)                           0.000      0.158     (0.329)    (0.171)     0.000      0.000
                                                         --------------------------------------------------------------
Adjustments Subtotal                                     (19.467)   (19.637)   (20.250)   (24.654)   (13.280)   (12.658)

Adjusted Net Income                                      $ 3.427    $ 2.849    $ 0.755    ($2.115)   $ 4.343    $ 6.561
                                                         --------------------------------------------------------------

FFO Adjustments:
        Minority Interest in Operating Partnership       ($0.186)   ($0.459)   ($1.668)   ($2.202)   ($0.404)   $ 0.545
        Depreciation of real estate assets                 5.446      5.252      5.278      5.001      4.064      3.357
        Amortization of deferred lease costs               0.342      0.292      0.297      0.266      0.165      0.086
        Depreciation from unconsolidated affiliates        0.209      0.384      0.420      0.241      0.074      0.000
        Extraordinary loss on early retirement of debt     0.000      0.000      0.329      0.171      0.000      0.000
        Adjustment for minority interest in
            Consolidated Affiliates                       (0.250)    (0.142)    (0.155)    (0.116)    (0.063)    (0.076)
        Dividends on preferred stock                      (7.162)    (7.164)    (7.177)    (7.212)    (7.381)    (2.107)
                                                         --------------------------------------------------------------
        Adjustments Subtotal                             ($1.600)   ($1.838)   ($2.676)   ($3.851)   ($3.545)   $ 1.805

Adjusted Funds From Operation                            $ 1.827    $ 1.011    ($1.921)   ($5.966)   $ 0.798    $ 8.366
                                                         ==============================================================

Notes
(1)   Represents the gain on sale in LTM and non-recurring income in NFY.
(2) Other adjustments include adjustments for the CIGNA Building, Pacific Park, Chico and Pas Robles.


========================================= Houlihan Lokey Howard & Zukin ====  55

                                                   Summary of Selected Cap Rates
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Summary of Selected Cap Rates

--------------------------------------------------------------------------------

Comparable Sales Summary

                                                        Capitalization Rates
                                           --------------------------------------------------
Property                                    Low        High      Median      Mean       HLHZ
--------------------------------------     -----      ------    --------    ------     ------
405 Bedford                                 6.2%       9.7%       8.1%       8.2%       8.0%
415 Bedford                                 6.2%       9.7%       8.1%       8.2%       8.0%
416 Bedford                                 6.2%       9.7%       8.1%       8.2%       8.0%
435 Bedford                                 6.2%       9.7%       8.1%       8.2%       8.0%
435 Roxbury                                 6.2%       9.7%       8.5%       8.1%       8.0%
436 Bedford                                 6.2%       9.7%       8.1%       8.2%       7.5%
Sherman Oaks Medical Plaza                  8.8%      11.9%      10.6%      10.5%       9.4%
Holy Cross Medical Plaza                    9.3%       9.9%       9.6%       9.6%      10.4%
St. Joseph's Medical Plaza                  9.3%       9.9%       9.6%       9.6%       8.5%
Regents Medical Center                      5.9%       9.7%       8.8%       8.3%       9.2%
Coronado Plaza                              7.0%       8.5%       7.3%       7.6%       9.4%
Cigna Healthcare Building                   8.3%       8.5%       NMF        8.4%       8.5%
Lyon Building                               8.0%      11.0%       9.8%       9.6%       8.0%
Tustin Medical Office Building I            9.8%      11.0%      10.4%      10.4%      10.4%
Tustin Medical Office Building II           7.0%      10.6%       9.5%       9.3%      10.1%
St. Joseph's of Tustin                      7.5%       9.3%       8.2%       8.3%       9.2%
Pacific Park (Aliso Viejo II)               7.5%      10.0%       9.4%       9.1%       8.6%
Pier One Retail Center                      7.2%       8.5%       8.0%       7.9%       9.1%
San Pedro Medical Office Buildings          8.8%      10.6%      10.0%       9.9%       9.4%
Valencia Medical Office Buildings A-E       9.2%      16.2%      11.0%      11.8%       9.6%
Valencia Medical Office Buildings F         9.2%      16.2%      10.9%      11.7%       8.0%

Hampden                                     6.0%      12.9%      12.4%      10.9%      13.5%


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Summary of Selected Cap Rates

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Market Monitor Cap Rates - 3rd Quarter 2000

                                                   Cap Rate                       Avg Loss in Value
                                           -------------------------             -------------------
                                            A          B          C               A to B      B to C
Suburban Office - Los Angeles              7.2        8.3        9.9              15.00%      20.00%

Suburban Office - Orange County            7.8        9.0       10.8              15.00%      20.00%

Suburban Office - San Diego                8.5        9.4       11.2              10.00%      20.00%

Suburban Office - Phoenix                  7.2        8.3        9.9              15.00%      20.00%

Suburban Office - Hartford                 9.9       11.4       13.7              15.00%      20.00%

Suburban Office - Kansas City              9.4       10.8       13.0              15.00%      20.00%

Suburban Office - Seattle                  7.8        9.0       10.8              15.00%      20.00%

Retail - Orange County                     8.7        9.6       11.5              10.00%      20.00%

Retail - San Diego                         8.7       10.0       12.0              15.00%      20.00%

Apartment - Phoenix                        8.4        9.7       11.6              15.00%      20.00%


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Summary of Selected Cap Rates

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Market Monitor Cap Rates - 3rd Quarter 2000

                                       A       A-        B+         B        B-        C+         C
                                      ---     ----      ----      ----      ----      ----      ----
Suburban Office - Los Angeles         7.2      7.6       7.9       8.3       8.8       9.4       9.9
Suburban Office - Orange County       7.8      8.2       8.6       9.0       9.6      10.2      10.8
Suburban Office - San Diego           8.5      8.8       9.1       9.4      10.0      10.6      11.2
Suburban Office - Phoenix             7.2      7.6       7.9       8.3       8.8       9.4       9.9
Suburban Office - Hartford            9.9     10.4      10.9      11.4      12.1      12.9      13.7
Suburban Office - Kansas City         9.4      9.9      10.3      10.8      11.5      12.3      13.0
Suburban Office - Seattle             7.8      8.2       8.6       9.0       9.6      10.2      10.8
Retail - Orange County                8.7      9.0       9.3       9.6      10.2      10.8      11.5
Retail - San Diego                    8.7      9.1       9.6      10.0      10.7      11.3      12.0
Apartment - Phoenix                   8.4      8.8       9.2       9.7      10.3      10.9      11.6


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Summary of Selected Cap Rates

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Summary of Selected Cap Rates - Medical Office

                                                               Starting
                                                               Cap Rates
                                                              -----------   Medical      HLHZ          NFY      Concluded Cap Rates
                                       Management                Market     Office     Adjustment   Adjustment  -------------------
Property                                 Rank(1)   Occupancy     Monitor   Adjustment    (b.p.)       (b.p.)      LTM         NFY
--------                               ----------  ---------  -----------  ----------  ----------   ----------  -------     -------
405 Bedford                                2        100.0%         7.7        0.25        0.00         0.25        8.0        8.2
415 Bedford                                2         99.1%         7.7        0.25        0.00         0.25        8.0        8.2
416 Bedford                                2         98.7%         7.7        0.25        0.00         0.25        8.0        8.2
435 Bedford                                2         98.4%         7.7        0.25        0.00         0.25        8.0        8.2
435 Roxbury                                2         92.6%         7.7        0.25        0.00         0.25        8.0        8.2
436 Bedford                                1         99.9%         7.2        0.25        0.00         0.25        7.5        7.7
Sherman Oaks Medical Plaza                 4        100.0%         9.1        0.25        0.00         0.25        9.4        9.6
Holy Cross Medical Plaza                   5         92.6%         9.9        0.25        0.25(2)      0.25       10.4       10.7
St. Joseph's Medical Plaza                 3        100.0%         8.3        0.25        0.00         0.25        8.5        8.8
Regents Medical Center                     2         93.8%         8.9        0.25        0.00         0.25        9.2        9.4
Coronado Plaza                             2         93.8%         9.4        0.00        0.00         0.25        9.4        9.6
Cigna Healthcare Building                  3        100.0%         8.3        0.25        0.00         0.25        8.5        8.8
Lyon Building                              2         96.7%         7.7        0.25        0.00         0.25        8.0        8.2
Tustin Medical Office Building I           4         76.1%         9.9        0.25        0.25         0.25       10.4       10.6
Tustin Medical Office Building II          4         91.4%         9.9        0.25        0.00         0.25       10.1       10.4
St. Joseph's of Tustin                     3        100.0%         9.0        0.25        0.00         0.25        9.2        9.5
Pacific Park (Aliso Viejo II)              2        100.0%         8.4        0.25        0.00         0.25        8.6        8.9
Pier One Retail Center                     3        100.0%         9.6        0.00       (0.50)(3)     0.25        9.1        9.3
San Pedro Medical Office Buildings         4         86.9%         9.1        0.25        0.00         0.25        9.4        9.6
Valencia Medical Office Buildings, A-E     4         89.7%         9.1        0.25        0.25(2)      0.25        9.6        9.9
Valencia Medical Office Building, F        2         92.0%         7.7        0.25        0.00         0.25        8.0        8.2

(1) Ranked on a scale of 1 through 5, with 1 equal to the best asset and 5 equal to the worst asset in the portfolio.
(2) Classified as one of the worst assets in medical office portfolio, per management.
(3)   Based upon credit quality of tenant.


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Summary of Selected Cap Rates

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Summary of Market Cap Rates - Senior Care

                                        LTM                         NFY
                                     EV/EBITDA                   EV/EBITDA
                                -------------------         ------------------
Market Multiples (1)              Low        High              Low     High
--------------------              ---        ----              ---     ----
Nursing Home (2)                  5.0x        8.0x             6.5x     7.5x
  Implied Cap Rate               20.0%       12.5%            15.4%    13.3%

Assisted Living (3)              13.0x       18.0x             9.0x    11.0x
  Implied Cap Rate                7.7%        5.6%            11.1%    9.1%

Transactions (1)                  Low        High
----------------                  ---        ----
Nursing Home                      7.0x       10.0x
  Implied Cap Rate               14.3%       10.0%

Assisted Living                   5.0x        5.5x
  Implied Cap Rate               20.0%       18.2%

HLHZ Broker Due Diligence         Suggested Minimum Cap Rate      Comments
-------------------------         --------------------------      --------
Nursing Home                               15.0%                  Dynamics of the industry support higher cap rates.
Assisted Living                            12.0%                  No alternative use for these types of facilities.
                                                                  Creditworthiness of facility operator is important.
                                                                  Cap rates vary dramatically depending on the asset.
                                                                  Quality mix of payor (medicare vs. private pay) will
                                                                  influence capitalization rate.

(1)   Source: Houlihan Lokey Howard & Zukin Quarterly Healthcare Report
(2) Based upon trading multiples of Advocat, Inc.; Beverly Enterprises, Inc.; Genesis Health Ventures; HCR Manor Care; Integrated Health Services; Kuala Healthcare, Inc.; Lexington Healthcare Group; Mariner Post-Acute Network; and National Healthcare Corp.
(3) Based on trading multiples of Alterra Healthcare Corp.; American Retirement Corp.; ARV Assisted Living, Inc.; Brookdale Living Communities, Inc.; Capital Senior Living Inc.; Carematrix Corporation; Emeritus Corp.; Greenbriar Corp.; Regent Assisted Living, Inc.; and Sunrise Assisted Living, Inc. LTM market multiples not considered meaningful given distressed multiples that result in abnormally low cap rates.


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Summary of Selected Cap Rates

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Summary of Selected Cap Rates - Senior Care

                                                                                          HLHZ        NFY        Concluded Cap Rates
                                                    Management   Property   Selected   Adjustment   Adjustment   -------------------
Location               Property                       Rank(1)      Type     Cap Rate    (b.p.)(2)    (b.p.)       LTM          NFY
--------               --------                     ----------   --------   --------   ----------   ----------   -----        ------
Southern California    Tustin Hospital                  3         HOSP        13.0        1.50         0.25       14.5        14.8
                       Pacific Gardens                  1          ALF        12.0        0.00         0.25       12.0        12.3
                       Penasquitos                      3          ALF        13.0       (0.25)        0.25       12.8        13.0
                       Tarzana                          1          ALF        12.0        0.00         0.25       12.0        12.3

Northern California    Chico                            4          SNF         NMF
                       Paso Robles                      5          SNF         NMF

Arizona                Maryland Gardens I               3          SNF        13.0        1.50         0.25       14.5        14.8
                    (3)Maryland Gardens II              3          APT         9.2        0.00         0.25        9.2         9.5

Massachusetts          Hampden Skilled Nursing          1          SNF        12.0        1.50         0.25       13.5        13.8

Nebraska               Nebraska (Eagle Run)             3          ALF        13.0        0.00         0.25       13.0        13.3

Washington             Pacific Care Center (Hoquiam)    2          SNF        12.5        1.50         0.25       14.0        14.3

(1) Ranked on a scale of 1 through 5, with 1 equal to the best asset and 5 equal to the worst asset in the portfolio.
(2) Adjusted for skilled nursing facilities and hospitals. Penasquitos adjustment due to recent redevelopment and improvements in the asset.
(3)   Consists of 20 apartment units.
HOSP = Hospital; ALF = Assisted Living Facility; SNF = Skilled Nursing Facility; APT = Apartment


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                                                         Build-Up Method Support
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

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Build-Up Method Support

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Medical Office Property Valuations - LTM Cap Rates

                                                             Normalized
                                                 LTM         Replacement        Adjusted    Selected
Property                                         NOI         Reserves(1)          NOI       Cap Rates         NAV
--------                                         ---         -----------          ---       ---------         ---
405 Bedford                                   1,141,906        34,185           1,107,722       8.0        13,863,849
415 Bedford                                     460,045         4,004             456,041       8.0         5,707,647
416 Bedford                                   1,137,391        28,543           1,108,848       8.0        13,877,945
435 Bedford                                   1,184,295        38,289           1,146,006       8.0        14,343,009
435 Roxbury                                     683,006        29,719             653,287       8.0         8,176,312
436 Bedford                                   2,805,774        51,437           2,754,337       7.5        36,970,970
Sherman Oaks Medical Plaza                    1,152,150        48,528           1,103,622       9.4        11,793,351
Holy Cross Medical Plaza                      1,482,612        50,306           1,432,307      10.4        13,724,669
St. Joseph's Medical Plaza                      574,117        18,038             556,079       8.5         6,519,094
Regents Medical Center                        1,152,739        46,387           1,106,352       9.2        12,058,334
Coronado Plaza                                  967,755        27,674             940,081       9.4        10,051,657
Cigna Healthcare Building                            --            --                  --        NA                NA
Lyon Building                                   933,229        34,267             898,962       8.0        11,251,088
Tustin Medical Office Building I                113,362        12,664             100,698      10.4           971,335
Tustin Medical Office Building II               597,184        33,751             563,434      10.1         5,569,176
St. Joseph's of Tustin                          221,056         7,088             213,969       9.2         2,320,700
Pacific Park (Aliso Viejo II)                   247,917        16,230(2)          231,686       8.6         2,683,107
Pier One Retail Center                          206,124         6,370             199,754       9.1         2,202,359
San Pedro Medical Office Buildings              300,583        41,393             259,189       9.4         2,769,709
Valencia Medical Office Buildings, A-E          468,456        29,548             438,908       9.6         4,568,153
Valencia Medical Office Building, F             765,390        30,738             734,652       8.0         9,194,647
                                            -----------      --------         -----------                ------------
Total Medical Office                        $16,595,090      $589,156         $16,005,934                $188,617,111

(1)   Based on $0.70 per square foot.
(2)   Actual capex is approximately $760,000.


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Build-Up Method Support

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Medical Office Property Valuations - NFY Cap Rates

                                                               Normalized
                                              NFY - 2001       Replacement      Adjusted    Selected
Property                                         NOI           Reserves(1)        NOI       Cap Rates            NAV
--------                                         ---           -----------        ---       ---------            ---
405 Bedford                                   1,333,114           34,185        1,298,929       8.2           15,763,704
415 Bedford                                     520,490            4,004          516,486       8.2            6,268,033
416 Bedford                                   1,194,493           28,543        1,165,949       8.2           14,149,871
435 Bedford                                   1,202,235           38,289        1,163,946       8.2           14,125,563
435 Roxbury                                     708,261           29,719          678,542       8.2            8,234,735
436 Bedford                                   3,018,678           51,437        2,967,242       7.7           38,535,605
Sherman Oaks Medical Plaza                    1,295,985           48,528        1,247,457       9.6           12,983,527
Holy Cross Medical Plaza                      1,280,997           50,306        1,230,691      10.7           11,516,854
St. Joseph's Medical Plaza                      490,262           18,038          472,223       8.8            5,378,398
Regents Medical Center                        1,407,964           46,387        1,361,577       9.4           14,446,442
Coronado Plaza                                1,019,988           27,674          992,314       9.6           10,333,916
Cigna Healthcare Building                       599,808(2)        96,355          503,453       9.3(2)         5,425,140
Lyon Building                                   995,205           34,267          960,938       8.2           11,661,869
Tustin Medical Office Building I                162,540           12,664          149,876      10.6            1,411,662
Tustin Medical Office Building II               687,355           33,751          653,604      10.4            6,304,663
St. Joseph's of Tustin                          223,637            7,088          216,550       9.5            2,286,694
Pacific Park (Aliso Viejo II)                   287,314           16,230          271,084       8.9            3,051,027
Pier One Retail Center                          207,120            6,370          200,750       9.3            2,153,970
San Pedro Medical Office Buildings              358,484           41,393          317,091       9.6            3,300,281
Valencia Medical Office Buildings, A-E          565,261           29,548          535,713       9.9            5,434,302
Valencia Medical Office Building, F             890,489           30,738          859,751       8.2           10,433,877
                                            -----------         --------      -----------                   ------------
Total Medical Office                        $18,449,680         $685,511      $17,764,169                   $203,200,134

(1)   Based on $0.70 per square foot.
(2)   Represents 2002 NOI, the NFY cap rate was adjusted 50bps.


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Build-Up Method Support

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Senior Care Property Valuations - LTM Cap Rates

                                                                        Normalized
                                                              LTM       Replacement     Adjusted     Selected
Location                Property                              NOI       Reserves(1)       NOI        Cap Rates       NAV
--------                --------                              ---       -----------       ---        ---------       ---
Southern California     Tustin Hospital                      380,462       54,900        325,562        14.5       2,245,255
                        Pacific Gardens                    1,475,511       27,600      1,447,911        12.0      12,065,924
                        Penasquitos                          661,711       29,100        632,611        12.8       4,961,653
                        Tarzana                              860,187       24,000        836,187        12.0       6,968,227

Northern California     Chico                                     NA           NA             NA          NA              NA
                        Paso Robles                               NA           NA             NA          NA              NA

Arizona                 Maryland Gardens I                        NA(2)    35,400             NA        14.5              NA
                     (3)Maryland Gardens II                   36,955       21,000         15,955         9.2         173,424

Massachusetts           Hampden Skilled Nursing            1,714,207      117,300      1,678,807        13.5      12,435,607

Nebraska                Nebraska (Eagle Run)                  10,081       26,400             NA        13.0              NA

Washington              Pacific Care Center (Hoquiam)        247,335       35,400        211,935        14.0       1,513,821
                                                          ----------     --------     ----------                 -----------

                        Total Senior Care                 $5,386,449     $371,100     $5,148,968                 $40,363,911

(1)   Based on $0.70 per square foot or $300 per bed.
(2)   Negative NOI for the LTM period.
(3)   Consists of 20 apartment units.


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Build-Up Method Support

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Senior Care Property Valuations - NFY Cap Rates

                                                                        Normalized
                                                           NFY - 2001   Replacement    Adjusted      Selected
Location                Property                              NOI       Reserves(1)       NOI        Cap Rates       NAV
--------                --------                              ---       -----------       ---        ---------       ---
Southern California     Tustin Hospital                      355,056       54,900        300,156        14.8       2,034,956
                        Pacific Gardens                    1,517,715       27,600      1,490,115        12.3      12,164,207
                        Penasquitos                          650,304       29,100        621,204        13.0       4,778,492
                        Tarzana                              948,600       24,000        924,600        12.3       7,547,755

Northern California     Chico                                     NA           NA             NA          NA              NA
                        Paso Robles                               NA           NA             NA          NA              NA

Arizona                 Maryland Gardens I                   420,000       35,400        384,600        14.8       2,607,458
                     (2)Maryland Gardens II                   60,888       21,000         39,888         9.5         422,095

Massachusetts           Hampden Skilled Nursing            2,590,914      117,300      2,473,614        13.8      17,989,920

Nebraska                Nebraska (Eagle Run)                 360,000       26,400        333,600        13.3       2,517,736

Washington              Pacific Care Center (Hoquiam)        625,887       35,400        590,487        14.3       4,143,766
                                                          ----------     --------     ----------                 -----------
                        Total Senior Care                 $7,529,364     $371,100     $7,158,264                 $54,206,385

(1)   Based on $0.70 per square foot or $300 per bed.
(2)   Consists of 20 apartment units.


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Build-Up Method Support

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Appraised Value Summary

Property                                                                                                                  Rentable
Type            Location             Property                                Date      Appraiser         Appraised Value   Sq. Ft.
----            --------             --------                                ----      ---------         ---------------   -------
Medical Office  Southern California  405 Bedford                              1/22/01  Allan Gluck         $ 15,836,000     48,835
                                     415 Bedford                              1/22/01  Allan Gluck            5,848,000      5,720
                                     416 Bedford                              1/22/01  Allan Gluck           12,790,000     40,776
                                     435 Bedford                              1/22/01  Allan Gluck           15,443,000     54,698
                                     435 Roxbury                             10/20/00  CB Richard Ellis      11,900,000     42,455
                                     436 Bedford                               1/1/01  Allan Gluck           30,575,000     73,481
                                     Sherman Oaks Medical Plaza                1/1/01  Allan Gluck           13,093,000     69,326
                                     Holy Cross Medical Plaza                10/19/00  CB Richard Ellis      11,500,000     71,865
                                     St. Joseph's Medical Plaza              10/19/00  CB Richard Ellis       4,700,000     25,769
                                     Regents Medical Center                  11/28/00  Engel & Assoc.        21,000,000     66,267
                                     Coronado Plaza                           1/19/01  Engel & Assoc.        11,700,000     39,534
                                     Cigna Healthcare Building                1/24/01  Raymond Freer          7,325,000    137,650
                                     Lyon Building                            9/21/00  Engel & Assoc.        10,000,000     48,953
                                     Tustin Medical Office Building I         1/11/01  Allan Gluck            1,661,000     18,091
                                     Tustin Medical Office Building II        1/11/01  Allan Gluck            7,362,000     48,215
                                     St. Joseph's of Tustin                  10/31/00  CB Richard Ellis       1,600,000     10,125
                                     Pacific Park (Aliso Viejo II)             1/1/01  Allan Gluck            6,590,000     23,186
                                     Pier One Retail Center                   1/22/01  Allan Gluck            2,234,000      9,100
                                     San Pedro Medical Office Buildings      10/20/00  CB Richard Ellis       7,800,000     59,133
                                     Valencia Medical Office Buildings, A-E   5/27/98  Freer Appraisal        6,250,000     42,211
                                     Valencia Medical Office Building, F      5/23/98  Freer Appraisal        9,250,000     43,911
                                                                                                           ------------    -------
                                                      Total Medical Office                                 $214,457,000    979,301

Senior Care     Massachusetts        Riverdale Gardens                        7/21/99  Gulf/Atlantic          5,900,000     52,816
                                     Mary Lyon Nursing Home                    6/8/99  Gulf/Atlantic          3,400,000     29,940
                                     East Longmeadow                           6/8/99  Gulf/Atlantic          8,100,000     49,582
                                                                                                           ------------    -------
                                             Total Hampden Skilled Nursing                                 $ 17,400,000    132,338
Property                                                                       Value per      NFY Implied
Type            Location             Property                                    Sq. Ft.       Cap Rate
----            --------             --------                                    -------       --------
Medical Office  Southern California  405 Bedford                               $  324.28          8.0%
                                     415 Bedford                               $1,022.38          8.2%
                                     416 Bedford                               $  313.66          8.8%
                                     435 Bedford                               $  282.33          8.5%
                                     435 Roxbury                               $  280.30          8.6%
                                     436 Bedford                               $  416.09          8.6%
                                     Sherman Oaks Medical Plaza                $  188.86          9.5%
                                     Holy Cross Medical Plaza                  $  160.02         11.2%
                                     St. Joseph's Medical Plaza                $  182.39         10.1%
                                     Regents Medical Center                    $  316.90          7.2%
                                     Coronado Plaza                            $  295.95          8.7%(1)
                                     Cigna Healthcare Building                 $   53.21          7.5%
                                     Lyon Building                             $  204.28          9.4%
                                     Tustin Medical Office Building I          $   91.81         10.8%
                                     Tustin Medical Office Building II         $  152.69          7.4%
                                     St. Joseph's of Tustin                    $  158.02         12.6%
                                     Pacific Park (Aliso Viejo II)             $  284.22          8.3%(2)
                                     Pier One Retail Center                    $  245.49          8.0%(3)
                                     San Pedro Medical Office Buildings        $  131.91          9.4%
                                     Valencia Medical Office Buildings, A-E    $  148.07         11.7%
                                     Valencia Medical Office Building, F       $  210.65         10.1%
                                                                               ---------         ----
                                                      Total Medical Office     $  218.99          8.8%

Senior Care     Massachusetts        Riverdale Gardens                         $  111.71         12.9%
                                     Mary Lyon Nursing Home                    $  113.56         13.0%
                                     East Longmeadow                           $  163.37         12.8%
                                                                               ---------         ----
                                             Total Hampden Skilled Nursing     $  388.63         12.9%

(1)   As of 12-31-00.
(2)   As of 9-30-98. Excludes $807,080 in As-is land value.
(3)   As of 9-30-98.


========================================= Houlihan Lokey Howard & Zukin ====  68

                                               Dividend Yield and Payout Summary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Dividend Yield and Payout Summary

--------------------------------------------------------------------------------

                                      Dividend  Payout to                                         Dividend   Payout to
                                      Yield(1)     FFO(1)                                         Yield(1)      FFO(1)
                                      --------  ---------                                         --------   ---------
Healthcare Tier                                            Office Tier
---------------                                            -----------
Health Care Property Investors, Inc.     10.0%      88.2%  Alexandria Real Estate Equities             4.6%      56.0%
Health Care REIT, Inc.                   14.4%      84.6%  Arden Realty, Inc.                          7.4%      67.2%
Healthcare Realty Trust, Inc.            10.6%      82.8%  Great Lakes REIT                            8.3%      66.0%
LTC Properties, Inc.                     32.6%      85.1%  Kilroy Realty Corporation                   6.3%      66.3%
Meditrust Corporation                     0.0%       0.0%  Koger Equity, inc.                          9.0%      69.3%
National Health Investors, Inc.          17.0%      91.1%  Prentiss Properties Trust                   7.2%      59.3%
Omega Healthcare Investors, Inc.         26.7%     148.0%  Reckson Associates Realty Corporation       6.2%      60.3%

Low - Healthcare Tier                     0.0%       0.0%  Low - Office Tier                           4.6%      56.0%
High - Healthcare Tier                   32.6%     148.0%  High - Office Tier                          9.0%      69.3%
Mean - Healthcare Tier                   15.9%      82.8%  Mean - Office Tier                          7.0%      63.5%
Median - Healthcare Tier                 14.4%      85.1%  Median - Office Tier                        7.2%      66.0%

Low - Overall                             0.0%       0.0%
High - Overall                           32.6%     148.0%
Mean - Overall                           11.5%      73.2%
Median - Overall                          8.7%      68.3%


-----------------------------------------
Selected Yield and Payout to FFO Ratio

Low End of Range        14.0%       85.0%
High End of Range       15.0%       86.0%
-----------------------------------------

(1)   Per SNL Real Estate Securities Monthly as of January 2001.


========================================= Houlihan Lokey Howard & Zukin ====  70

                                   Public Company Comparables - Healthcare REITs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

Health Care Property Investor Inc.

Organized in 1985, California-based Health Care Property Investor's ("HCP") portfolio, as of March 31, 2000, consisted of (including direct ownership, mortgage loans, and joint ventures) 426 facilities located in 43 states. At the end of the first quarter 2000, HCP's real estate portfolio consisted of 175 long-term care facilities, 92 congregate care and assisted living facilities, 82 medical office buildings, 46 physician practice clinics, 22 acute care hospitals and nine freestanding rehabilitation facilities.

================================================================================
                       HEALTH CARE PROPERTY INVESTOR INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

In addition to growth through acquisitions, since 1987, HCP has committed to the development of 58 health care facilities. The company is committed to purchase and construct health care facilities totaling about $19.2 million during 2000. As of the end of 1999, annualized rents/interest revenue by type of facility were: long-term care 26 percent, assisted living and congregate care 15 percent, acute-care hospitals 27 percent, medical office buildings 21 percent, rehabilitation facilities 5 percent, and physician group practice clinics 6 percent.

In 1999, about 76 percent of properties owned by the company were operated under triple net leases. At year-end 1999, the company's properties were administered by 98 different operators. Approximately 57 percent of the company's revenues were derived from properties operated by publicly traded health care providers. In November 1999, HCP issued 19,430,115 common shares and 4,000,000 depositary shares of 8.60 percent series cumulative redeemable preferred stock in the acquisition of American Health Properties (AHP). At the time of the merger, AHP was a real estate investment trust specializing in healthcare facilities with a portfolio of 72 healthcare properties in 22 states.


========================================= Houlihan Lokey Howard & Zukin ====  72
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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

Health Care REIT Inc.

Health Care REIT, Inc. ("HCN"), formed in 1970, was the first REIT to invest solely in health care facilities. The trust owns, or provides financing for developers and operators of nursing homes, assisted living and retirement centers and specialty care hospitals. Financing is provided through direct financing leases, operating leases, construction, short-term and working capital loans, and first and second mortgage financings. In early 1999, HCN said it would continue to focus on the quality of operations and the ability of operators to replicate operating systems during expansion; this requires careful property underwriting and management team evaluation.

================================================================================
                             HEALTH CARE REIT INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

As of December 31, 1999, HCN had investments in 238 health care facilities in 34 states, and had total assets of about $1.2 billion. The mix of the portfolio by assets at the end of 1999 was: nursing homes 22 percent (down from 28 percent in 1998), assisted living facilities 70 percent (56 percent), specialty care facilities 7 percent (9 percent), and behavioral care facilities 1 percent (1 percent).

In addition to owning (or holding investments in) facilities, HCN provides mortgage financing to qualified healthcare providers. Loans receivable at 1999 year-end amounted to $401 million (versus $413 million a year earlier), consisting of mortgage loans (93 percent), construction loans (3 percent), and working capital and working capital loans to related parties (4 percent). The trust generates a substantial portion (56 percent) of its revenue from rent from operating leases. Other sources of income are: interest on loans (37 percent), loan and commitment fees (5 percent), prepayment fees (1 percent), and gains on sale of properties (1 percent).


========================================= Houlihan Lokey Howard & Zukin ====  73

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

Healthcare Realty Trust Inc.

Healthcare Realty Trust Inc. ("HR") acquires existing healthcare facilities, provides property management, leasing and build-to-suit development services, and supplies capital for the construction of build-to-suit developments for qualified healthcare operators. HR owns a diversified portfolio of healthcare properties, most of which are subject to long-term leases or financial support arrangements to ensure the continuity of revenues and coverage of costs and expenses relating to the properties by the tenants and the related healthcare operators. HR is a self-managed and self-administered real estate investment trust that integrates owning, acquiring, managing and developing income-producing real estate properties and mortgages associated with delivery of healthcare services throughout the United States.

================================================================================
                          HEALTHCARE REALTY TRUST INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

On October 15, 1998, HR completed its acquisition of Capstone Capital Corp. by merging its subsidiary, HR Acquisition I Corp., into Capstone. Assets acquired in the transaction include: 19 Ancillary Hospital Facilities; 35 Assisted Living Facilities; 18 Physician Clinics; 6 Inpatient Rehabilitation Facilities; 12 Comprehensive Ambulatory Care Centers; 11 Skilled Nursing Facilities, 6 Ambulatory Surgery Centers; and, 4 Other Facilities. From the commencement of its operations in June 1993 through December 31, 1999, HR has invested or committed to invest, directly and indirectly, over $1.7 billion in 285 income-producing real estate properties and mortgages. As of December 31, 1999, the real estate portfolio, containing over 8.9 million square feet, was comprised of eight facility types and was operated pursuant to contractual arrangements with 46 healthcare providers. Also, the mortgage portfolio was comprised of four facility types and was operated by 34 healthcare providers.


========================================= Houlihan Lokey Howard & Zukin ====  74
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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

LTC Properties Inc.

LTC Properties, Inc. ("LTC") is a REIT that invests in long-term care and other healthcare related facilities through mortgage loans, facility lease transactions and other investments. LTC also invests in private and charter schools. Its primary objective is to provide current income for distribution to stockholders through real estate investments in long-term care facilities and other health care related facilities managed by experienced operators providing quality care. To meet this objective, LTC attempts to invest in properties that provide opportunity for additional returns to its stockholders and diversify its investment portfolio by geographic location, operator and form of investment.

================================================================================
                              LTC PROPERTIES INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

As of December 31, 1999, investments consisted of $611,437,000 in 266 skilled nursing facilities, with 30,304 beds; $280,747,000 in 96 assisted living facilities, with 4,553 units; and $31,517,000 in six schools. The properties in the trust's portfolio are operated by 71 healthcare providers and two education providers in 36 states. LTC's long-term facilities are leased to operators under long-term triple net leases and provide for increases in the rent based upon specified rent increases, increases in revenues over defined base periods, or increases based on consumer price indices. As part of its strategy of making long-term investments in long-term health care service facilities, the trust provides mortgage financing on such properties, based on LTC's investment underwriting criteria. It also provides construction loans that by their terms generally convert into purchase/lease transactions or permanent financing mortgage loans upon completion of construction.


========================================= Houlihan Lokey Howard & Zukin ====  75
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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

Meditrust Corporation

Meditrust Corporation is a self-administered real estate investment trust. During 1999, the company invested primarily in healthcare facilities located throughout the United States and lodging properties located throughout the western and southern United States. In the case of its healthcare related real properties, the company either leases facilities that it owns or invests in, or provides financing to, third-party operators principally of long-term care, retirement and assisted living facilities and medical office buildings. In the case of its hotels, the company owns, maintains leasehold interest in or invests in real estate that it leases to Meditrust Operating Company.

================================================================================
                             MEDITRUST CORPORATION
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

The company has historically invested in high-quality healthcare facilities that are managed by a diverse group of experienced third-party operators. It achieved diversity in its healthcare property portfolio by investing in several different sectors of the healthcare industry, and in different geographic regions and provided financing to or leased properties to a number of different third-party operators. The company's healthcare properties are located in 36 states and are operated by 25 different operators. A private healthcare company and Sun Healthcare Group, Inc. operate approximately 40.5 percent of the company's healthcare real estate investments in the aggregate. No other healthcare operator operates more than 10% of its healthcare related real estate investments.

As of December 31, 1999, the company had investments in 356 healthcare facilities including 198 long-term care facilities, 117 retirement and assisted living facilities, 34 medical office buildings, one acute care hospital campus and six other healthcare facilities. Of the 356 healthcare facilities, 205 are directly owned by the company.


========================================= Houlihan Lokey Howard & Zukin ====  76
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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

National Health Investors Inc.

Beginning operations in 1991 with 47 properties, National Health Investors ("NHI") has expanded considerably and its portfolio included 203 properties at year-end 1998. NHI is a REIT that invests in income-producing health care properties primarily in the long-term care market. At December 31, 1998, the trust had total invested assets of about $749.3 million, and facilities located in 26 states.

================================================================================
                         NATIONAL HEALTH INVESTORS INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

NHI's investments in these facilities are typically structured as either purchase leaseback transactions or mortgage loans. The trust also provides construction loans for facilities for which it has already committed to provide long-term financing or which agree to enter into a lease with it upon completion of the construction. The company's strategy is to provide current income for distribution to stockholders through investments in health care related facilities. NHI intends to implement its strategy by acquiring additional properties and making additional mortgage loans nationwide, predominantly in the long-term care industry.

At year-end 1998, NHI owned and leased 43 licensed long-term care facilities, of which 40 were operated by National HealthCare Corp., the company's investment advisor. The company had outstanding first mortgage loans on 104 additional licensed long-term care facilities. All of these facilities provide some combination of skilled and intermediate nursing and rehabilitative care, including speech, physical and occupational therapy. As of December 31, 1998, NHI owned and leased one acute care hospital and had an outstanding first mortgage loan on one additional operating long term care hospital. The trust also owned and leased seven medical office buildings, and had first mortgage loans on two additional medical office buildings.


========================================= Houlihan Lokey Howard & Zukin ====  77
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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

Omega Healthcare Investors Inc.

Omega Healthcare Investors Inc. ("OHI") is a self-administered REIT which invests in income-producing healthcare facilities, principally long-term care facilities located in the United States. OHI anticipates providing lease or mortgage financing for healthcare facilities to qualified operators and acquiring additional healthcare facility types, including assisted living and acute care facilities. Financing for such future investments may be provided by borrowings under OHI's revolving line of credit, private placements or public offerings of debt or equity, the assumption of secured indebtedness, or a combination of these methods. The company also may finance acquisitions through the exchange of properties or the issuance of shares of its capital stock, if such transactions otherwise satisfy OHI's investment criteria.

================================================================================
                        OMEGA HEALTHCARE INVESTORS INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

As of December 31, 1999, OHI's portfolio of domestic investments consisted of 211 long-term care facilities, three medical office buildings and two rehabilitation hospitals. The company owns and leases 147 long-term facilities, three medical office buildings and two rehabilitation hospitals, and provides mortgages, including participating and convertible participating mortgages on 64 long-term healthcare facilities. The facilities are located in 28 states and operated by 24 unaffiliated operators. The company's gross real estate investments at December 31, 1999 totaled $892 million. At March 31, 2000,OHI owned or had mortgages on 278 healthcare and assisted living facilities with more than 28,000 beds located in 29 states and operated by 26 independent healthcare operating companies.


========================================= Houlihan Lokey Howard & Zukin ====  78

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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

EBITDA and FFO Multiples - Healthcare REITs

($ in Millions)

                                                                --------------------------------------  -------------------------
                                                                        EV / EBITDA MULTIPLES                 FFO MULTIPLES
                                                                --------------------------------------  -------------------------
                        Current                                 NTM (a)           LTM           3 Yr.
                         Stock     Common              NTM (a)    NOI     LTM     NOI    FYE     Avg.
                         Price     Equity               EV /      Cap     EV /    Cap    EV /    EV /     NFY     LTM       FYE
                       Per Share   Value       EV      EBITDA    Rate    EBITDA  Rate   EBITDA  EBITDA  P / FFO  P / FFO  P / FFO
                       ---------  -------    ------    ------   ------   ------  ----   ------  ------  -------  -------  -------
Health Care Properties
  Investors Inc         $31.88   $1,626.51  $3,092.93   11.9x     8.4%    11.2x   9.0%   16.0x   15.1x    9.2x    9.9x     14.2x
Health Care REIT Inc     17.56      506.43   1,086.08   #N/A*    #N/A*     8.4x  11.9%    8.9x    9.5x   #N/A*    6.4x      6.5x
Healthcare Realty Trust  22.06      906.50   1,512.60    9.8x    10.2%     9.0x  11.1%    9.4x   11.4x    8.1x    8.5x      8.6x
LTC Properties Inc        3.88      100.94     543.26    8.7x    11.4%     6.8x  14.8%    6.6x    6.6x    2.8x    2.6x      2.2x
Meditrust Companies       3.44      488.62   2,101.59    6.2x    16.1%     6.0x  16.5%    4.8x    5.4x    3.9x    2.2x      1.7x
National Health
  Investors Inc           8.75      213.36     535.32    7.5x    13.3%     5.8x  17.1%    5.3x    5.5x    5.0x    3.1x      2.6x
Omega Healthcare
  Investors Inc           4.13       82.60     744.19   11.6x     8.6%     9.3x  10.7%    6.4x    7.5x    3.8x    1.9x      1.2x

                                                       -------------------------------------------------------------------------
                                            Low          6.2x     8.4%     5.8x   9.0%    4.8x    5.4x    2.8x    1.9x      1.2x
                                            High        11.9x    16.1%    11.2x  17.1%   16.0x   15.1x    9.2x    9.9x     14.2x

                                            Median       9.3x     10.8%    8.4x  11.9%    6.6x    7.5x    4.4x    3.1x      2.6x
                                            Mean         9.3x     11.4%    8.1x  13.0%    8.2x    8.7x    5.5x    4.9x      5.3x
                                                       -------------------------------------------------------------------------

G&L Realty
  Corporation (b)        $9.56      $28.61    $239.18   15.2x     6.6%      NMF    NMF     NMF     NMF     NMF     NMF       NMF

*     Excluded from the Range

(a) NTM figure is interpolated from analysts' consensus estimates future earnings estimates for the companies.
(b) Source: Company's most recent 10K and 10Q and Management's projections. This does not include any adjustments for non-recurring items.

EV = Enterprise Value = Market value of equity + preferred stock + interest bearing debt - cash.
LTM = Latest twelve month period.
EBITDA = Earnings before interest, taxes, depreciation, and amortization. NTM = Next twelve months projected earnings (calendarized).


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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Public Company Comparables - Healthcare REITs

--------------------------------------------------------------------------------

LTM & NFY FFO - Implied NFY EBITDA - Healthcare REITs

($Millions)

                         ------------------------------------------------------    -------------------------------------------
                                ESTIMATED FFO AND IMPLIED NFY EBITDA                            REPORTED FFO (a)
                         ------------------------------------------------------    -------------------------------------------
                         Estimated    Diluted     Implied      LTM      Implied     1999      9 Months    9 Months
                            NFY       Shares        NFY      Interest    NFY         FYE        Ended       Ended       LTM
                         FFO/Share  Outstanding     FFO      Expense    EBITDA       FFO       9/30/99     9/30/00     9/30/00
                         ---------  -----------   -------    --------   -------     ----      --------     -------     -------
Health Care Properties
  Investors Inc            $3.47      $51.03      $176.87     $82.40    $259.27    $114.52      $77.61     $128.07     $164.98
Health Care REIT Inc        #N/A*      28.84         #N/A*     34.33       #N/A*     78.44       58.35       58.56       78.65
Healthcare Realty Trust     2.71       41.09       111.50      42.67     154.17     105.73       78.76       79.48      106.45
LTC Properties Inc          1.37       26.05        35.72      26.47      62.18      45.61       35.85       29.72       39.48
Meditrust Companies         0.89      142.14       125.98     212.99     338.98     285.71      196.59      131.69      220.81
National Health
  Investors Inc             1.75       24.38        42.74      28.56      71.31      82.29       61.83       48.83       69.29

Omega Healthcare
  Investors Inc             1.07       20.03        21.46      42.83      64.29      67.48       52.58       28.41       43.31

                                                                                  --------------------------------------------
                                                                         Low        $45.61      $35.85      $28.41      $39.48
                                                                         High       285.71      196.59      131.69      220.81

                                                                         Median      82.29       61.83       58.56       78.65
                                                                         Mean       111.40       80.22       72.11      103.28
                                                                                  --------------------------------------------

G&L Realty
  Corporation (b)          $0.61        2.99        $1.83     $13.90     $15.73     ($5.97)     ($3.69)     ($1.92)     ($4.20)

*     Not available.

(a)   Source: Bloomberg
(b) Source: Company's most recent 10K and 10Q and Management's projections. This does not include any adjustments for non-recurring items.


========================================= Houlihan Lokey Howard & Zukin ====  80

                                       Public Company Comparables - Office REITs
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Public Company Comparables - Office REITs

--------------------------------------------------------------------------------

Alexandria Real Estate Equities Inc.

Alexandria Real Estate Equities, Inc. ("ARE"), a REIT formed in 1994, engages in the ownership, operation, management, acquisition, conversion, retrofit, expansion and selective development and redevelopment of properties containing a combination of office and laboratory space. These properties, which the company refers to as its life science facilities, are designed and improved for lease primarily to pharmaceutical, biotechnology, diagnostic, device, contract research and personal care products companies, scientific research institutions, related government agencies and technology enterprises.

================================================================================
                      ALEXANDRIA REAL ESTATE EQUITIES INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

As of June 30, 2000, ARE's portfolio consisted of 65 properties in nine states with approximately 4.4 million rentable square feet. ARE focuses its operations and investment activities principally in the following cluster markets:
California (in the San Diego, Pasadena and San Francisco Bay areas); Seattle; suburban Washington, D.C. (including Maryland and Virginia); eastern Massachusetts; New Jersey and suburban Philadelphia; and the Southeast (including Georgia and North Carolina). ARE's properties range in size from about 15,000 to 250,000 square feet, are built to accommodate single or multiple tenants and generally have one or two stories.

The company believes its tenant base is broad and diverse and reflects ARE's focus on regional, national and international tenants with substantial financial and operational resources. ARE seeks to increase funds from operations and cash available for distribution among other ways by acquiring high-quality life science facilities at prices that will enable it to realize attractive returns in the firm's cluster markets; expanding existing properties or converting existing office or warehouse space to generic laboratory space that can be leased at higher rental rates; and selectively developing properties on a retrofit or build-to-suit basis.


========================================= Houlihan Lokey Howard & Zukin ====  82

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Public Company Comparables - Office REITs

--------------------------------------------------------------------------------

Arden Realty Inc.

Arden Realty, Inc. ("ARI") is a self-administered and self-managed REIT, that owns, manages, leases, develops, renovates and acquires commercial properties located in Southern California. As of December 31, 1999, ARI's portfolio consisted of 142 primarily office properties, containing approximately 18.5 million net rentable square feet, that individually range from approximately 12,000 - 600,000 net rentable square feet. ARI's portfolio consists of primarily suburban office properties located in Los Angeles, Orange, San Diego, Ventura, Riverside, San Bernardino and Kern Counties. ARI believes that its properties are located within desirable and established business communities and are well maintained.

================================================================================
                               ARDEN REALTY INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

ARI's primary business strategy is to actively manage its portfolio to achieve gains in occupancy and rental rates, to maximize income from ancillary operations and services and to reduce operating expenses. When market conditions permit, the trust may also develop or acquire properties in submarkets where it has local market expertise. Also as of December 31, 1999, ARI had over 3,000 tenants, with no one tenant representing more than 2.0 percent of the aggregate annualized base rent of the trust's properties, and only three tenants individually representing more than 1.0 percent of its aggregate annualized base rent.

ARI currently has three properties under development containing approximately 700,000 net rentable square feet. These properties are located in the Howard Hughes Center, a 70-acre commercial development located two miles north of Los Angeles International Airport, immediately adjacent to the San Diego Freeway (I-405), with on- and off-ramps that directly serve the site.


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--------------------------------------------------------------------------------

Public Company Comparables - Office REITs

--------------------------------------------------------------------------------

Great Lakes REIT Inc.

Great Lakes REIT, Inc. is a fully integrated, self-administered and self-managed REIT that focuses on acquiring, renovating, owning and operating suburban office properties located within an approximate 500-mile radius of metropolitan Chicago.

================================================================================
                             GREAT LAKES REIT INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

In 1998, net operating income by property type was obtained as follows: office 89 percent, office/service center 11 percent. As of December 31, 1998, the trust owned and operated 40 properties containing about 5.2 million square feet. The properties consist primarily of Class A and Class B suburban office properties, which range in size from about 15,000 to 375,000 rentable square feet. The properties consist of 32 suburban office properties, two central business district office buildings, one light industrial distribution facility and five office/service centers The properties are generally located in the suburban areas of Chicago (19 properties), Milwaukee (6), Minneapolis (3), Detroit (5), Columbus (4), Denver (2) and Cincinnati (1). Many of the properties offer amenities such as indoor and outdoor parking, loading dock facilities, on-site property management, in-house conference facilities and lounge areas with food and beverage service.

The company intends to enhance its leasing flexibility by offering build-to-suit development options to current and prospective tenants requiring space that is otherwise unavailable in a particular market. Great Lakes will continue to pursue the redevelopment of older properties in attractive locations, such as its 777 Eisenhower, Ann Arbor, Michigan, property. Management believes that the location and quality of construction of the properties, as well as the company's reputation for providing superior tenant service, enable it to attract and retain a diverse tenant base. As of December 31, 1998, the properties were leased to more than 550 tenants.


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Public Company Comparables - Office REITs

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Kilroy Realty Corp.

Kilroy Realty Corp.'s ("KRC") strategy is to own, develop, acquire, lease and manage Class A properties in selected locations in key suburban submarkets, primarily in Southern California, that it believes have strategic advantages compared to neighboring submarkets.

================================================================================
                              KILROY REALTY CORP.
                            DAILY PRICE/VOLUME GRAPH

                                    [GRAPHIC]
================================================================================

In March 1999, the company stated that the market for property acquisitions became more competitive. As a result, KRC's management believes that the most significant part of the company's growth over the next two to three years will come from its development pipeline. The company completed 17 buildings during 1998 and 1999 at an aggregate cost of approximately $171 million. As of December 31, 1999, KRC had approximately 861,500 rentable square feet under construction at a budgeted cost of approximately $174 million.

Through operating and finance partnerships and a service company subsidiary, KRC is engaged in the ownership, acquisition, development, leasing and management of mainly Class A suburban office and industrial buildings in prime locations, principally in Southern California. It was formed in January 1997 as a self-administered REIT. KRC's predecessor, the Kilroy Group, was engaged in the acquisition, management, financing, construction and leasing of commercial and industrial properties. As of year-end 1999, the portfolio of properties (including properties owned by the operating partnership and the finance partnership) included 84 office buildings encompassing approximately 6.5 million rentable square feet, and 87 industrial properties encompassing an aggregate of approximately 6.5 million rentable square feet. All but 15 of the properties were located in Southern California. As of December 31, 1999, the office properties were 96.4 percent leased to 395 tenants, and the industrial properties were approximately 96.9 percent leased to 258 tenants.


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Public Company Comparables - Office REITs

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Koger Equity Inc.

Koger Equity, Inc. ("KE") is a self-administered, self-managed REIT that develops, owns, operates and manages suburban office buildings, primarily located in 22 office centers in 15 metropolitan areas throughout the Southeast and Southwest. At December 31, 1999, KE owned 218 office buildings, of which 214 were in Koger Centers and four were outside Koger Centers, but in metropolitan areas where Koger Centers were located. Koger-Vanguard Partners, L.P. (KVP), a limited partnership for which KE is the general partner, owns 13 suburban office buildings located in a Koger Center. The office buildings contain approximately
9.8 million net rentable square feet

================================================================================
                               KOGER EQUITY INC.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

Koger Centers have been developed in campus-like settings with extensive landscaping and ample tenant parking. The centers are generally located with easy access, via expressways, to the central business district and to shopping and residential areas in the respective communities. Leases on the office buildings vary between net leases and gross leases. Most leases are on a gross basis and are for terms generally ranging from three to five years. The trust's buildings are occupied by a large number of tenants (about 2,300 leases), many of which lease relatively small amounts of space, and conducting a broad range of commercial activities. The trust intends over time to develop and construct office buildings primarily using its existing inventory of 122 acres of land held for development, most of which is partially or wholly improved with streets and/or utilities and is located near areas where the company operates suburban office parks. KE may also acquire existing office buildings or additional land for development in other markets, primarily in the Southeast and Southwest. In addition to managing its own properties, KE provides property management services for eight office buildings containing about 440,000 net rentable square feet owned by unaffiliated parties.


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Public Company Comparables - Office REITs

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Prentiss Properties Trust

Prentiss Properties Trust ("PP") is a self-managed REIT that was formed in 1996 to continue and expand the national office and industrial property acquisition, ownership, management, leasing, development and construction business of Prentiss Group. PP is a full service real estate company with in-house expertise in acquisitions, development, property management, leasing, facilities management, corporate services, finance, tax, construction, dispositions, marketing, accounting and real estate law.

================================================================================
                           PRENTISS PROPERTIES TRUST
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

Upon the closing of its October 1996 IPO, PP owned a diversified portfolio of 87 office and industrial properties. Since the offering, the company acquired over 170 additional properties, including 6 in 1999 at a cost of $140.9 million. As of March 2000, PP owned interests in 200 Class A office and industrial properties located in 10 national markets across the United States, with about
20.0 million net rentable square feet. The properties consist of 134 office buildings containing approximately 15.1 million square feet and 66 industrial buildings containing approximately 4.9 million square feet. The company operates through its operating partnership, Prentiss Properties, and its subsidiaries. In addition to managing its owned properties, PP manages approximately 25.8 million net rentable square feet in office, industrial and other properties that are owned by third parties.

In addition to its acquisitions, the company actively develops its own properties. At March 31, 2000, PP had 8 properties with 855,000 square feet under development. The company intends to continue developing primarily office properties on a build-to-suit basis, but it will also consider selective opportunities for speculative development, when appropriate.


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Public Company Comparables - Office REITs

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Reckson Associates Realty Corp.

Reckson Associates Realty Corp. ("RA") is a REIT that owns, develops, acquires, constructs, manages and leases office and industrial properties in the New York metropolitan area. The trust believes it is one of the largest owners and operators of Class A office properties and industrial properties in the New York Tri-State area. At year-end 1999, RA owned and managed 189 properties (including two joint venture properties), with about 21.4 million rentable square feet.

================================================================================
                        RECKSON ASSOCIATES REALTY CORP.
                            DAILY PRICE/VOLUME GRAPH

                                   [GRAPHIC]
================================================================================

RA has historically emphasized the development and acquisition of properties that are part of large-scale office and industrial parks, with approximately half of its properties located in such parks. At year-end 1999, the trust's real estate portfolio consisted of 77 Class A office properties, with 13.1 million square feet; 110 industrial properties, with 8.3 million square feet; and two 10,000 square foot retail properties. In addition, RA owns a 357,000 square foot office building located in Orlando, Fl. It also owns about $315.6 million in mortgage debt, encumbering certain properties and land parcels. In addition, at year-end 1999, the trust owned 16 parcels of land (approximately 346 acres).

In 1998 and 1999, the trust made investments in joint ventures with Reckson Strategic Venture Partners, LLC, a venture capital fund created as a research and development vehicle for RA to invest in alternative real estate sectors. Through 1999, the trust had invested $24.8 million in joint venture investments. In May 1999, through a joint venture with Crescent Real Estate Equities Co., RA acquired Tower Realty Trust, Inc., which consisted effectively of 22 properties with 3.5 million square feet in Manhattan, Phoenix/Tucson, and Orlando. The venture, Metropolitan Partners LLC, is controlled by RA, which owns 100 percent of the common equity.


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Public Company Comparables - Office REITs

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EBITDA and FFO Multiples - Office REITs

($ in Millions)

                                                       --------------------------------------------------  -------------------------
                                                                       EV / EBITDA MULTIPLES                     FFO MULITPLES
                                                       --------------------------------------------------  -------------------------
                        Current                                                                     3 Yr.
                         Stock      Common              NTM (a)  NTM (a)   LTM      LTM      FYE     Avg.
                         Price      Equity               EV /      NOI      EV /    NOI      EV /    EV /     NFY     LTM      FYE
                       Per Share    Value       EV     EBITDA  Cap Rate  EBITDA  Cap Rate  EBITDA  EBITDA  P / FFO  P / FFO  P / FFO
                       ---------    ------    ------   ------  --------  ------  --------  ------  ------  -------  -------  -------
Alexandria Real
  Estate Equities Inc   $37.63     $594.51  $1,037.88   13.1x     7.6%    14.6x     6.8%    17.2x   24.4x   10.7x    13.6x    15.4x
Arden Realty Inc         23.81    1,520.83   2,739.60   10.3x     9.7%    10.6x     9.4%    11.8x   16.2x    7.9x     8.5x     8.9x
Great Lakes REIT Inc     17.06      287.22     527.55    9.7x    10.3%     9.7x    10.3%    10.4x   13.5x    7.3x     8.2x     8.9x
Kilroy Realty
  Corporation            26.56      709.14   1,561.39   13.6x     7.4%    11.9x     8.4%    13.4x   17.8x    8.9x     8.6x     8.8x

Koger Equity Inc         15.44      416.76     772.35   #N/A*    #N/A*     9.2x    10.9%     8.7x   10.3x   #N/A*     7.3x     6.4x

Prentiss Properties
  Trust                  25.94      945.86   2,187.06   11.3x     8.9%    10.6x     9.5%    11.6x   15.6x    7.5x     7.2x     7.6x

Reckson Associates
  Realty Corp            24.81    1,494.96   3,453.93   13.1x     7.7%    11.0x     9.1%    13.7x   20.2x    8.7x     7.7x     9.3x

                                                      -----------------------------------------------------------------------------
                                            Low          9.7x     7.4%     9.2x     6.8%     8.7x   10.3x    7.3x     7.2x     6.4x
                                            High        13.6x    10.3%    14.6x    10.9%    17.2x   24.4x   10.7x    13.6x    15.4x

                                            Median      12.2x     8.3%    10.6x     9.4%    11.8x   16.2x    8.3x     8.2x     8.9x
                                            Mean        11.8x     8.6%    11.1x     9.2%    12.4x   16.9x    8.5x     8.7x     9.3x
                                                      -----------------------------------------------------------------------------

G&L Realty
  Corporation (b)        $9.56      $28.61    $239.18   15.2x     6.6%      NMF     NMF       NMF     NMF     NMF      NMF      NMF

*     Excluded from the Range

(a) NTM figure is interpolated from analysts' consensus estimates future earnings estimates for the companies.
(b) Source: Company's most recent 10K and 10Q and Management's projections. This does not include any adjustments for non-recurring items.

EV = Enterprise Value = Market value of equity + preferred stock + interest bearing debt - cash.
LTM = Latest twelve month period.
EBITDA = Earnings before interest, taxes, depreciation, and amortization. NTM = Next twelve months projected earnings (calendarized).


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Public Company Comparables - Office REITs

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LTM & NFY FFO - Implied NFY EBITDA - Office REITs

($Millions)

                         ------------------------------------------------------    -------------------------------------------
                                ESTIMATED FFO AND IMPLIED NFY EBITDA                            REPORTED FFO (a)
                         ------------------------------------------------------    -------------------------------------------
                         Estimated    Diluted     Implied      LTM      Implied     1999      9 Months    9 Months
                            NFY       Shares        NFY      Interest    NFY         FYE        Ended       Ended       LTM
                         FFO/Share  Outstanding     FFO      Expense    EBITDA       FFO       9/30/99     9/30/00     9/30/00
                         ---------  -----------     ---      -------    ------       ---       -------     -------     -------
Alexandria Real Estate
  Equities Inc             $3.50       15.80       $55.37     $23.63     $79.01     $38.55      $28.45      $33.60      $43.70
Arden Realty Inc            3.03       63.87       193.56      73.52     267.08     170.41      127.20      136.40      179.61
Great Lakes REIT Inc        2.34       16.83        39.33      15.11      54.44      32.18       23.72       26.64       35.10
Kilroy Realty
  Corporation               2.98       26.70        79.49      35.69     115.18      80.63       59.68       61.90       82.85

Koger Equity Inc            #N/A*      27.00         #N/A*     26.14       #N/A*     65.01       48.31       40.01       56.71

Prentiss Properties
  Trust                     3.46       36.47       126.22      67.80     194.02     124.67       92.76       99.72      131.63

Reckson Associates
  Realty Corp               2.84       60.25       171.08      93.37     264.45     161.28      116.22      149.64      194.70

                                                                                  --------------------------------------------
                                                                        Low         $32.18      $23.72      $26.64      $35.10
                                                                        High        170.41      127.20      149.64      194.70

                                                                        Median       80.63       59.68       61.90       82.85
                                                                        Mean         96.10       70.91       78.27      103.47
                                                                                  --------------------------------------------

G&L Realty
  Corporation (b)          $0.61        2.99        $1.83     $13.90     $15.73      (5.97)      (3.69)      (1.92)      (4.20)

*     Not available.
(a)   Source: Bloomberg
(b) Source: Company's most recent 10K and 10Q and Management's projections. This does not include any adjustments for non-recurring items.


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